UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Newell Rubbermaid Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2014

To the Stockholders of NEWELL RUBBERMAID INC.:

You are cordially invited to attend the annual meeting of stockholders of NEWELL RUBBERMAID INC. (the “Company”) to be held on Tuesday, May 13, 2014, at 9:00 a.m., local time at Newell Rubbermaid’s corporate headquarters, Three Glenlake Parkway, Atlanta, Georgia.

At the annual meeting, you will be asked to:

•	Elect the eight directors of the Company nominated by the Board of Directors;

•	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2014;

•	Vote on an advisory resolution to approve executive compensation; and

•	Transact such other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

Only stockholders of record at the close of business on March 18, 2014 may vote at the annual meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the annual meeting, please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the annual meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet.

By Order of the Board of Directors,

John K. Stipancich
Executive Vice President – General Counsel & Corporate Secretary & EMEA Executive Leader

April 3, 2014

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on

May 13, 2014—the Company’s Proxy Statement and 2013 Annual Report to Stockholders are available at

WWW.PROXYVOTE.COM

NEWELL RUBBERMAID INC.

Three Glenlake Parkway

Atlanta, Georgia 30328

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2014

You are receiving this Proxy Statement and proxy card from us because you own shares of common stock of Newell Rubbermaid Inc. (the “Company”). This Proxy Statement describes the items on which the Company would like you to vote. It also gives you information so that you can make an informed voting decision. The Company first mailed this Proxy Statement and the proxy card to stockholders on or about April 3, 2014.

DATE, TIME AND PLACE OF THE ANNUAL MEETING

The Company will hold the annual meeting at Newell Rubbermaid’s corporate headquarters, Three Glenlake Parkway, Atlanta, Georgia, at 9:00 a.m., local time, on Tuesday, May 13, 2014.

QUESTIONS AND ANSWERS ABOUT

VOTING AT THE ANNUAL MEETING AND RELATED MATTERS

Who is entitled to vote at the annual meeting?

Record holders of the Company’s common stock at the close of business on March 18, 2014 are entitled to notice of and to vote at the annual meeting. On the record date, approximately 277,569,047 shares of common stock were issued and eligible to vote.

What constitutes a quorum for the annual meeting?

A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of common stock of the Company, present in person or by proxy, will constitute a quorum. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting. The inspectors of election will determine whether a quorum is present at the annual meeting. The inspectors of election will treat instructions to withhold authority, abstentions and broker non-votes as present for purposes of determining the presence of a quorum. In the event that a quorum is not present at the annual meeting, the Company expects that the annual meeting will be adjourned to solicit additional proxies.

How are votes counted?

You are entitled to one vote for each share you own on the record date on the election of directors and each proposal to be considered at the annual meeting. If your common stock is held in “street name” (i.e., in the name of a bank, broker or other record holder), you will need to instruct your broker or bank regarding how to vote your common stock. Pursuant to New York Stock Exchange (“NYSE”) rules, your broker or bank does not have discretion to vote your common stock without your instructions regarding the election of directors and the advisory vote on executive compensation. If you do not provide your broker or bank with voting instructions regarding these proposals, your shares of common stock will not be considered present at the Annual Meeting of Stockholders for purposes of voting on these proposals. However, please note that banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on the ratification of the appointment of Ernst & Young LLP.

How many votes are required to elect a director or approve a proposal?

Election of Directors.    Directors receiving a majority of votes cast with respect to that director’s election (number of shares voted “for” a director must exceed the number of votes cast “against” that director) will be elected as a director. Shares not present, shares not voting and shares voting “abstain” will have no effect on the election of directors.

Ratification of the Appointment of Ernst & Young LLP, Advisory Resolution to Approve Executive Compensation and Approval of any Other Proposals.    The vote required for the ratification of the appointment of Ernst & Young LLP, the approval of executive compensation in the advisory vote, and the approval of any other proposal that may properly come before the annual meeting or any adjournment or postponement of the meeting is the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the annual meeting. With respect to any such proposal, you may vote in favor of or against the item or you may abstain from voting. Any proxy marked “abstain” with respect to such proposal will have the effect of a vote against the proposal.

How do I vote my shares?

You may attend the annual meeting and vote your shares in person. You also may choose to submit your proxies by any of the following methods:

•

Voting by Mail.    If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your proxy card. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of all director nominees, FOR the ratification of the appointment of Ernst & Young LLP, FOR the Advisory Resolution to Approve Executive Compensation and in the discretion of the persons named as proxies on all other matters that may properly come before the annual meeting or any adjournment or postponement of the meeting.

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Voting by Telephone.    You may vote your shares by telephone by calling the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•

Voting by Internet.    You also may vote through the Internet by signing on to the website identified on your proxy card and following the procedures described in the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

If you are a stockholder whose shares are held in street name, you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

This Proxy Statement is also being used to solicit voting instructions for the shares of the Company’s common stock held by the trustee of the Newell Rubbermaid 401(k) Savings and Retirement Plan for the benefit of plan participants. Participants in this plan have the right to direct the trustee regarding how to vote the shares of Company stock credited to their accounts. Unless otherwise required by law, the shares credited to each participant’s account will be voted as directed. Participants in this plan may direct the trustee by telephone, through the Internet or by completing and returning a voting card. If valid instructions are not received from a Newell Rubbermaid 401(k) Savings and Retirement Plan participant by 11:59 Eastern Daylight Time on May 12, 2014, a participant’s shares will be voted proportionately by the trustee in the same manner in which the trustee votes all shares for which it has received valid instructions.

How may I revoke or change my vote?

You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•

Sending a written notice, including by facsimile, to the Corporate Secretary of the Company. You must send any written notice of a revocation of a proxy so that it is received before the taking of the vote at the annual meeting to:

Newell Rubbermaid Inc.

Three Glenlake Parkway

Atlanta, Georgia 30328

Facsimile: 1-770-677-8717

Attention: Corporate Secretary

•

Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You must also vote your shares at the annual meeting. If your shares are held in “street name” by a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

If you require assistance in changing or revoking your proxy, please contact the Company’s proxy solicitor at the following address or telephone number:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Phone Number: 1-800-662-5200

Who will count the votes?

Representatives from Broadridge Financial Solutions, Inc. will tabulate the votes and act as an independent inspector of election for the annual meeting.

Where can I find the voting results of the annual meeting?

The Company will include the voting results of the annual meeting in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (“SEC”) not later than May 19, 2014.

Who will pay the costs of solicitation of proxies?

This Proxy Statement and the accompanying proxy card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of the Company. The Company will pay the costs of soliciting proxies.

Who is the Company’s proxy solicitor?

The Company has retained Morrow & Co., LLC to aid in the solicitation of proxies and to verify certain records related to the solicitation. The Company will pay Morrow & Co., LLC, a fee of $11,500 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses.

In addition to solicitation by mail, directors, officers and employees of the Company, at no additional compensation, may solicit proxies from stockholders by telephone, facsimile, Internet or in person. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

How do I submit a stockholder proposal for the 2015 annual meeting?

To be considered for inclusion in next year’s proxy materials, stockholder proposals to be presented at the Company’s 2015 annual meeting of stockholders must be in writing and be received by the Company no later than December 4, 2014. At the 2015 annual meeting, the Company’s management will be able to vote proxies in its discretion on any proposal not included in the Company’s proxy statement for such meeting if the Company does not receive notice of the proposal on or before February 12, 2015.

If a stockholder does not submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at the 2015 annual meeting, the Company’s By-Laws require that the stockholder notify the Company of such proposal in writing no later than 90 days prior to the anniversary date of the 2014 annual meeting, or February 12, 2015. The stockholder must also comply with the requirements of Section 2.12 of the Company’s By-Laws with respect to stockholder proposals.

How do I nominate a candidate for election as a director at the 2015 annual meeting?

Any stockholder wishing to nominate a candidate for election as a director at the Company’s 2015 annual meeting must notify the Company in writing no later than February 12, 2015. Such notice must include appropriate biographical information and otherwise comply with the requirements of the Company’s Restated Certificate of Incorporation and By-Laws relating to stockholder nominations of directors.

How do I provide a notice of my intention to present proposals and director nominations at the 2015 annual meeting?

Notices of intention to present proposals and director nominations at the 2015 annual meeting or requests in connection therewith, including requests for copies of the relevant provisions of the Company’s Restated Certificate of Incorporation or By-Laws relating to proposals and director nominations, should be addressed to Newell Rubbermaid Inc., Three Glenlake Parkway, Atlanta, Georgia 30328, Attention: Corporate Secretary.

How can I obtain a copy of the Company’s 2013 annual report on Form 10-K?

A copy of the Company’s 2013 annual report on Form 10-K (including the financial statements and financial statement schedules), as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to the office of the Corporate Secretary of the Company at Three Glenlake Parkway, Atlanta, Georgia 30328. A copy of the Company’s Form 10-K and other periodic filings also may be obtained under the “SEC Filings” link on the Company’s website at www.newellrubbermaid.com and from the SEC’s EDGAR database at www.sec.gov.

Could other business be conducted at the annual meeting?

The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the notice of annual meeting. However, if any other matters properly come before the annual meeting or any adjournment or postponement of the annual meeting, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

PROPOSAL 1—ELECTION OF DIRECTORS

At our 2012 annual meeting, shareholders approved a proposal to phase out the classification of the Board of Directors and provide for the annual election of directors. Beginning with the 2013 annual meeting, directors are elected to hold office until the next annual shareholders meeting or until a respective successor is duly elected and has qualified.

Our Board of Directors is presently comprised of twelve members. The terms of eight directors will expire on May 13, 2014. These eight directors have been nominated for re-election. Of the eight nominees, five of the nominees (Messrs. Cowen, Perez-Lizaur, Polk, Todman and Dr. Montgomery) were elected at the 2013 annual meeting and three of the nominees (Messrs. Conroy, Cowhig and Viault) were elected at the 2011 annual meeting.

Proxies will be voted, unless otherwise indicated, FOR the election of the eight nominees for director. All of the nominees are currently serving as directors of the Company and have consented to serve as directors if elected at this year’s annual meeting. The Company has no reason to believe that any of the nominees will be unable to serve as a director. However, should any nominee be unable to serve if elected, the Board of Directors may reduce the number of directors, or proxies may be voted for another person nominated as a substitute by the Board of Directors.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee for director.

Information about the nominees and the continuing directors whose terms expire in future years is set forth below.

Name and Background	Director Since

Nominees for election to terms ending in 2015 or when a successor is elected and has qualified:

Kevin C. Conroy, age 53, has been President, Univision Interactive Media, Inc., Univision Communications, Inc. (the premier media company serving Hispanic America) since January 2009. From 2001 to 2009, he served in a variety of senior programming, product and marketing roles at AOL LLC (a global web services company), most recently as AOL’s Executive Vice President of Global Products and Marketing. From 1995 to 2001, Mr. Conroy served in a number of roles with Bertelsmann AG (a transnational media corporation), including as Chief Marketing Officer & President, New Technology, BMG Entertainment. Mr. Conroy has significant global experience in advertising and media with particular expertise in the Internet and online and mobile media businesses. He has led large global efforts to build consumer websites and software applications and has managed a number of popular Internet brands.

2011

Name and Background	Director Since

Scott S. Cowen, age 67, has been the President of Tulane University and Seymour S Goodman Memorial Professor of Business since 1998. From 1984 to 1998, Dr. Cowen served as Dean and Albert J. Weatherhead III Professor of Management, Weatherhead School of Management, Case Western Reserve University. Prior to his departure in 1998, Dr. Cowen had been associated with Case Western Reserve University in various capacities since 1976. Dr. Cowen is also a director of Forest City Enterprises, Inc. (a real estate developer). Dr. Cowen is a former member of the Board of Directors of Jo-Ann Stores, Inc. (an operator of retail fabric shops) and American Greetings Corp. (a manufacturer of greeting cards and related merchandise). Dr. Cowen has been a director since the Company completed its merger with Rubbermaid. He has extensive academic and professional expertise in the areas of strategic financial management systems, corporate governance and leadership, including as a consultant with public companies in such areas, significant experience in crisis management (including in connection with recovery from Hurricane Katrina), and substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.

1999

Michael T. Cowhig, age 67, has been Chairman of the Board since February 2010. He retired in December 2006 as President, Global Technical and Manufacturing of The Procter & Gamble Company—Gillette Global Business Unit, a post he held beginning October 2005. Prior thereto, he held the position of President, Global Technical and Manufacturing of The Gillette Company from January 2004 to October 2005. Mr. Cowhig joined Gillette in 1968, and thereafter served in a variety of roles, including Senior Vice President, Global Manufacturing and Technical Operations—Stationery Products from 1996 to 1997, Senior Vice President, Manufacturing and Technical Operations—Grooming from 1997 to 2000, Senior Vice President, Global Supply Chain and Business Development from 2000 to 2002, and Senior Vice President, Global Manufacturing and Technical Operations from 2002 to 2004. Mr. Cowhig has considerable operational expertise and global leadership experience, and he has demonstrated success in meeting the demands of product innovation by leveraging manufacturing technology with an intense focus on delivering cost reductions. He also has a strong track record for operational success, proven leadership abilities and knowledge of supply chain operations. Mr. Cowhig also has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board. Mr. Cowhig is a former member of the Board of Directors of CCL Industries (a global specialty packaging company).

2005

Cynthia A. Montgomery, age 61, is the Timken Professor of Business Administration at the Harvard University Graduate School of Business, where she has served on the faculty since 1989. Prior thereto, Dr. Montgomery was a Professor at the Kellogg School of Management at Northwestern University from 1985 to 1989. Dr. Montgomery also serves on the Board of Directors of several Black Rock Mutual Funds. Dr. Montgomery has conducted extensive research in the areas of strategy and corporate governance, including in particular issues relating to boards of directors, the creation of value across multiple lines of business, and the role leaders play in developing and implementing strategy. She also has substantial institutional knowledge regarding the Company, including its operations and industries, due to her longstanding service to the Board.

1995

Name and Background	Director Since

Jose Ignacio Perez-Lizaur, age 62, retired in 2010 as the Executive Vice President, Operations, of the Sam’s Club division of Walmart Stores, Inc., a post he held since 2009. From 1987 to 2009, Mr. Perez-Lizaur served in various management roles within Walmart’s Latin American operations, most recently as the President and CEO of Walmart Central America from 2006 to 2008. Prior to his tenure at Walmart, Mr. Perez-Lizaur held several positions in the Mexican government. Mr. Perez-Lizaur has distinguished international management experience, with a focus on Latin American retail markets, and possesses a deep knowledge of both the challenges and opportunities of pursing business growth across the region. Mr. Perez-Lizaur also serves on the Board of Directors of Grupo Bimbo, S.A.B. de C.V. (Mexico’s largest commercial bakery operation).

2012

Michael B. Polk, age 53, has been President and Chief Executive Officer of the Company since July 2011. Prior thereto, he was President, Global Foods, Home & Personal Care, Unilever (a consumer packaged goods manufacturer and marketer) since 2010. Mr. Polk joined Unilever in 2003 as Chief Operating Officer Unilever Foods USA and subsequently became President, Unilever USA in 2005. From 2007 to 2010, Mr. Polk served as President, Unilever Americas. Prior to joining Unilever, Mr. Polk spent sixteen years at Kraft Foods Inc. and three years at The Procter & Gamble Company. At Kraft Foods, Mr. Polk was President, Kraft Foods Asia Pacific, President, Biscuits and Snacks Sector, and was a member of the Kraft Foods Management Committee. Mr. Polk brings outstanding global marketing, consumer innovation, customer development, and operations leadership to the Board. He has been successful in leading multi-billion dollar brands, in managing diverse product categories, and navigating complex geographies. Mr. Polk is a former member of the Board of Directors of The Yankee Candle Company, Inc. (a manufacturer and retailer of home fragrance products).

2009

Michael A. Todman, age 56, has been President, Whirlpool International since December 2009 and has been a member of the Board of Directors of Whirlpool Corporation (a manufacturer and marketer of major home appliances) since January 1, 2006. Prior thereto, he served as President, Whirlpool North America from June 2007 to December 2009. He served as President, Whirlpool International from January 2006 to June 2007 and served as Executive Vice President and President of Whirlpool Europe from October 2001 to January 2006. From March 2001 to October 2001, he served as Executive Vice President, North America of Whirlpool Corporation. From 1993 to 1999, Mr. Todman served in a number of roles at Whirlpool, including Senior Vice President, Sales and Marketing, North America; Vice President, Sears Sales and Marketing; Vice President, Product Management; Controller of North America; Vice President, Consumer Services, Whirlpool Europe; General Manager, Northern Europe; and Director, Finance, United Kingdom. Prior to joining Whirlpool, Mr. Todman held a variety of leadership positions at Wang Laboratories, Inc. (a developer and manufacturer of computer products) and Price Waterhouse and Co. Mr. Todman has distinguished international management experience as well as extensive sales and marketing leadership experience in his career with Whirlpool. He also serves on the Board of Trustees of Georgetown University and the Board of Regents of Loyola University of Chicago.

2007

Name and Background	Director Since

Raymond G. Viault, age 69, retired in January 2005 as Vice Chairman of General Mills, Inc. (a manufacturer and marketer of consumer food products), a post he held since 1996. From 1990 to 1996, Mr. Viault was President of Kraft Jacobs Suchard in Zurich, Switzerland. Mr. Viault was with Kraft General Foods for a total of 20 years, serving in a variety of major marketing and general management positions. Mr. Viault is also a director of VF Corp. (an apparel company). Mr. Viault has broad experience in global brand building and general management and has substantial expertise in international matters and integration of acquired businesses and has made contributions as a board member of other organizations. He also has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board. Mr. Viault is a former member of the Board of Directors of Cadbury plc (a manufacturer and marketer of foods and beverages) and Safeway Inc. (a food and drug retailer).

2002

Directors whose present terms continue until 2015

Thomas E. Clarke, age 62, has been President, Nike Innovation of Nike, Inc. (a designer, developer and marketer of footwear, apparel, equipment and accessory products) since 2013. Dr. Clarke joined Nike, Inc. in 1980. He was appointed divisional Vice President in charge of marketing in 1987, corporate Vice President in 1989, General Manager in 1990, and he served as President and Chief Operating Officer from 1994 to 2000 and as President of New Business Ventures from 2001 to 2013. Dr. Clarke previously held various positions with Nike, Inc., primarily in research, design, development and marketing. Dr. Clarke also serves on the Board of Directors of Starwood, Inc. (a hotels and resorts company). Dr. Clarke has expertise in global brand management, marketing and product development as well as substantial experience in organizational development and knowledge of supply chain operations. He also played an integral role in the globalization of Nike. He also has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.

2003

Elizabeth Cuthbert-Millett, age 57, has been a private investor for more than five years. Ms. Cuthbert-Millett is also an adjunct professor in the school of Environment and Natural Resources at University of Wyoming. Ms. Cuthbert-Millett has substantial institutional knowledge regarding the Company, including its operations and industries, due to her longstanding service to the Board.	1995

Domenico De Sole, age 70, has been the Chairman of Tom Ford International since 2005. Prior thereto he was President and Chief Executive Officer of Gucci Group NV, and Chairman of the Group’s Management Board, a post he held from 1995 to 2004. From 1984 to 1994, Mr. De Sole served as Chief Executive Officer of Gucci America. Prior thereto, Mr. De Sole was a partner with Patton Boggs & Blow (a law firm) from 1970 to 1984. Mr. De Sole also serves on the Board of Directors of GAP, Inc. (a clothing retailer), Ermenegildo Zegna (a manufacturer and marketer of men’s luxury clothing), Sotheby’s (a global auctioneer of authenticated fine art, decorative art and jewelry) and is a Member of the Advisory Board of Harvard Law School. Mr. De Sole has extensive global business experience as well as significant expertise in building and developing luxury brands and strengthening global marketing and operations, all of which are relevant to the Company as it invests in growing its premium brands worldwide. Mr. De Sole is a former member of the Boards of Directors of Bausch & Lomb Incorporated (a manufacturer and marketer of eye care products), Delta Air Lines, Inc., Labelux SA (a manufacturer and marketer of luxury apparel), The Procter & Gamble Company and Telecom Italia S.p.A.

2007

Name and Background	Director Since

Steven J. Strobel, age 56, was the Executive Vice President and Chief Financial Officer and a Director of BlueStar Energy Solutions (a retail electricity supplier) from August 2009 to March 2012, when it was acquired by American Electric Power. Mr. Strobel served as Senior Vice President—Treasurer of Motorola, Inc. (a wireless and broadband communications company) from June 2007 to March 2008. He served as Motorola’s Senior Vice President—Corporate Controller from 2003 to June 2007. From 2000 to 2003, Mr. Strobel was Vice President—Finance and Treasurer for Owens Corning (a manufacturer and marketer of building material and composites systems). From 1996 to 1999, Mr. Strobel served as Owens Corning’s Vice President—Corporate Controller. From 1986 to 1996, Mr. Strobel served in a number of roles with Kraft Foods, a former division of Philip Morris Companies, Inc. (a manufacturer and marketer of consumer products). While at Kraft, he held various financial positions, including Vice President, Finance, Kraft Grocery Products Division; Vice President and Controller, Kraft USA Operations; and Chief Financial Officer, Kraft Foods Canada. Mr. Strobel has substantial experience in financial matters and leadership in both consumer and industrial markets. He also has considerable experience with global, multi-divisional business models and a deep understanding of building brands and driving innovation at well-respected companies. He also has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service to the Board.

2006

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

AND CORPORATE GOVERNANCE

General

The primary responsibility of the Board of Directors is to oversee the affairs of the Company for the benefit of the Company’s stockholders. To assist it in fulfilling its duties, the Board of Directors has delegated certain authority to the Audit Committee, the Organizational Development & Compensation Committee and the Nominating/Governance Committee. The duties and responsibilities of these standing committees are described below under “Committees.”

The Board of Directors has adopted the “Newell Rubbermaid Inc. Corporate Governance Guidelines.” The purpose of these guidelines is to ensure that the Company’s corporate governance practices enhance the Board’s ability to discharge its duties on behalf of the Company’s stockholders. The Corporate Governance Guidelines are available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com and may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at Three Glenlake Parkway, Atlanta, Georgia 30328. The Corporate Governance Guidelines include:

•	a requirement that a majority of the Board will be “independent directors,” as defined under the applicable rules of the NYSE and any standards adopted by the Board of Directors from time to time;

•	a requirement that all members of the Audit Committee, the Organizational Development & Compensation Committee and the Nominating/Governance Committee will be “independent directors”;

•	a requirement that a director submit his or her resignation to the Board for consideration in the event he or she is not elected by a majority of the votes cast in an uncontested election;

•	mandatory director retirement at the annual meeting immediately following the attainment of age 72;

•

regular executive sessions of non-management directors outside the presence of management at least four times a year, provided that if the non-management directors include one or more directors who are not “independent directors” under the applicable NYSE rules, the independent directors also will meet, outside the presence of management in executive session, at least once a year;

•	annual review of the performance of the Board and the Chairman of the Board;

•	regular review of management succession planning and annual performance reviews of the Chief Executive Officer (“CEO”); and

•

the authority of the Board to engage independent legal, financial, accounting and other advisors as it believes necessary or appropriate to assist it in the fulfillment of its responsibilities, without consulting with, or obtaining the advance approval of, any Company officer.

Over the past few years, the Board has responded to several governance issues of interest to stockholders. In 2006, the Board terminated its shareholder rights plan, or poison pill, and adopted a formal procedure in its Corporate Governance Guidelines to address and respond to successful stockholder proposals. In 2007, the Board implemented majority voting for directors; in 2008, stockholders approved a Board-recommended proposal to eliminate supermajority voting requirements in the Company’s charter documents; in February 2010, the Board adopted a “clawback,” or recoupment, policy with respect to the incentive compensation of executive officers; and in 2012, the Board recommended, and stockholders approved, an amendment to the Company’s Restated Certificate of Incorporation to provide for the annual election of Directors.

The positions of Chairperson of the Board and CEO are usually held by different persons. The Board believes that this separation has served the Company well for many years. However, the Board is free to change this at any time and in the manner it determines to be best for the Company under the then existing circumstances. Should the Chairperson position be held by the CEO, the Board will appoint a lead Director.

Director Independence

Pursuant to the Corporate Governance Guidelines, the Board of Directors undertook its annual review of director independence in February 2014. During this review, the Board of Directors considered whether or not each director has any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and has otherwise complied with the requirements for independence under the applicable NYSE rules.

As a result of these reviews, the Board of Directors affirmatively determined that all of the Company’s current directors are “independent” of the Company and its management within the meaning of the applicable NYSE rules and under the standards set forth in the Corporate Governance Guidelines, with the exception of Michael B. Polk. Mr. Polk is not considered an independent director because of his employment as President and CEO of the Company.

Meetings

The Company’s Board of Directors held six meetings during 2013. All directors attended at least 75% of the Board meetings and meetings of Board committees on which they served. Under the Company’s Corporate Governance Guidelines, each director is expected to attend the annual meeting of the Company’s stockholders. All of the directors attended the 2013 annual meeting of stockholders with the exception of Dr. Clarke, who was recovering from surgery.

The Company’s non-management directors held four meetings during 2013 separately in executive session without any members of management present. The Company’s Corporate Governance Guidelines provide that the presiding director at each such session is the Chairman of the Board or lead director, or in his or her absence, the person the Chairman of the Board or lead director so appoints. The Chairman of the Board currently presides over executive sessions of the non-management directors.

Committees

The Board of Directors has an Audit Committee, an Organizational Development & Compensation Committee and a Nominating/Governance Committee.

Audit Committee.    The Audit Committee, whose Chair is Mr. Strobel and whose other current members are Mr. Conroy, Dr. Montgomery, Mr. Perez-Lizaur and Mr. Todman, met nine times during 2013. The Board of Directors has affirmatively determined that each current member of the committee is an “independent director” for purposes of the Audit Committee under the applicable U.S. Securities and Exchange Commission (“SEC”) regulations, the applicable NYSE rules and the Company’s Corporate Governance Guidelines. Further, the Board of Directors has affirmatively determined that each of Mr. Strobel and Mr. Todman is qualified as an “audit committee financial expert” within the meaning of the applicable SEC regulations.

The Audit Committee assists the Board of Directors in fulfilling its fiduciary obligations to oversee:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function and independent registered public accounting firm; and

•	the Company’s overall risk management profile and the Company’s process for assessing significant business risks.

In addition, the Audit Committee:

•	is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm;

•

has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission by employees of concerns regarding questionable accounting or audit matters; and

•	has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties.

Organizational Development & Compensation Committee.    The Organizational Development & Compensation Committee, whose Chair is Dr. Clarke and whose other current members are Dr. Cowen, Mr. Conroy, Ms. Cuthbert-Millett, Mr. Todman and Mr. Viault, met six times during 2013. The Board of Directors has affirmatively determined that each member of the committee is an “independent director” for purposes of the Organizational Development & Compensation Committee under the applicable SEC regulations, the applicable NYSE rules and the Company’s Corporate Governance Guidelines.

The Organizational Development & Compensation Committee is principally responsible for:

•	assisting the independent directors in evaluating the CEO’s performance and fixing the CEO’s compensation;

•	making recommendations to the Board with respect to incentive-compensation plans, equity-based plans and director compensation;

•	reviewing and approving the compensation for executives other than the CEO; and

•	assisting the Board in management succession planning.

Additional information on the Organizational Development & Compensation Committee’s processes and procedures for the selection of a compensation consultant and consideration and determination of executive and director compensation is addressed below under the caption “Executive Compensation—Compensation Discussion and Analysis.”

Nominating/Governance Committee.    The Nominating/Governance Committee, whose Chair is Mr. Viault and whose other current members are Dr. Clarke, Dr. Cowen, Ms. Cuthbert-Millett and Mr. De Sole met five times during 2013. The Board of Directors has affirmatively determined that each member of the Nominating/Governance Committee is an “independent director” within the meaning of the applicable NYSE rules and the Company’s Corporate Governance Guidelines.

The Nominating/Governance Committee is principally responsible for:

•	identifying and recommending to the Board of Directors candidates for nomination or appointment as directors;

•	reviewing and recommending to the Board of Directors appointments to Board committees;

•	developing and recommending to the Board of Directors corporate governance guidelines for the Company and any changes to those guidelines;

•

reviewing, from time to time, the Company’s Code of Business Conduct and Ethics and certain other policies and programs intended to promote compliance by the Company with its legal and ethical obligations, and recommending to the Board of Directors any changes to the Company’s Code of Business Conduct and Ethics and such policies and programs; and

•	overseeing the Board of Directors’ annual evaluation of its own performance.

Each of the above committees acts under a written charter that is available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com and may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at Three Glenlake Parkway, Atlanta, Georgia 30328.

Risk Oversight

The Board of Directors has assigned the oversight of risk management of the Company to the Audit Committee. As set forth in the Audit Committee Charter, the Audit Committee oversees the Company’s overall risk management profile and the Company’s process for assessing significant business risks. The Audit Committee reports to the full Board of Directors at least annually regarding the Committee’s findings. Specifically, the Audit Committee:

•

reviews and discusses with management, the Company’s internal auditors and the Company’s independent auditors (i) the Company’s guidelines and policies to govern risk assessment and risk management, including the risk of fraud, (ii) the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines, and (iii) the status of the security for the Company’s electronic data processing information systems and the general security of the Company’s people, assets and information systems;

•

meets or consults with other committees of the Board, as appropriate, to discuss and review the Company’s potential major risk exposures, including but not limited to consultation with the Organizational Development & Compensation Committee to ensure the Company’s compensation programs do not promote excessive risk taking and are not reasonably likely to have a material adverse effect on the Company; and

•

requests management, the Company’s internal auditors and the Company’s independent auditors to identify significant financial risk exposures of the Company and reviews and discusses with management and the independent auditors management’s steps to minimize such financial risk exposures, including reviewing the status of the Company’s financial instruments.

With respect to compensation practices, the Organizational Development & Compensation Committee considered, with the assistance of management and the independent compensation consultant, whether the Company’s compensation policies and practices in 2013 for its employees, including the named executive officers, would motivate inappropriate levels of risk taking that could have a material adverse effect on the Company. The Compensation Committee determined that there was no such material adverse effect. The Committee noted the following aspects of the executive compensation program that serve to mitigate any potential risk:

•	The program provides an appropriate balance between cash and equity compensation, fixed and variable compensation, and short-term and long-term compensation.

•	Annual bonus payouts are based on a variety of performance metrics.

•	Annual bonus payouts and performance-based restricted stock units are capped at 200% of target.

•	Long-term incentive equity awards are generally subject to a three-year cliff vesting, thus promoting employee development and retention.

•

Stock ownership guidelines link executives’ interests to increasing the value of the Company’s common stock over the long-term, thus aligning management’s interest with those of the Company’s stockholders.

•	Executive incentive awards are subject to an incentive recoupment policy.

•	The hedging and pledging of Company securities is prohibited.

Director Nomination Process

The Nominating/Governance Committee is responsible for identifying and recommending to the Board of Directors candidates for directorships. The Nominating/Governance Committee considers candidates for Board membership who are recommended by members of the Nominating/Governance Committee, other Board members, members of management and individual stockholders. Once the Nominating/Governance Committee has identified prospective nominees for director, the Board is responsible for selecting such candidates. The Board considers candidates for director who are free of conflicts of interest or relationships that may interfere with the performance of their duties.

As set forth in the Corporate Governance Guidelines, the Board seeks to identify as candidates for director a diverse group of persons from various backgrounds and with a variety of life experiences, a reputation for integrity and good business judgment and experience in highly responsible positions in professions or industries relevant to the conduct of the Company’s business. In selecting director candidates, the Board takes into account the current composition and diversity of the Board (including diversity with respect to race, gender and ethnicity) and the extent to which a candidate’s particular expertise and experience will complement the expertise and experience of other directors. The current Board of Directors includes nine former CEOs or senior executives of large public companies, at least seven of whom have extensive international experience, one African-American, two women, two who were born and raised outside the United States and two academics. The Board assesses the effectiveness of this policy by conducting an annual review of its own performance to determine whether the Board and the Nominating/Governance Committee are functioning effectively and in compliance with this policy. The Nominating/Governance Committee is responsible for organizing and overseeing the review process and for soliciting the input of all of the directors. From time to time, the Nominating/Governance Committee has engaged the services of global executive search firms to assist the Nominating/Governance Committee and the Board of Directors in identifying and evaluating potential director candidates.

A stockholder who wishes to recommend a director candidate for consideration by the Nominating/Governance Committee should submit such recommendation in writing to the Nominating/Governance Committee at the address set forth below under “Communications with the Board of Directors.” A candidate recommended for consideration must be highly qualified and must be willing and able to serve as a director. Director candidates recommended by stockholders will receive the same consideration given to other candidates and will be evaluated against the criteria outlined above.

Communications with the Board of Directors

The independent members of the Board of Directors have adopted the Company’s “Procedures for the Processing and Review of Stockholder Communications to the Board of Directors,” which provide for the processing, review and disposition of all communications sent by stockholders or other interested persons to the Board of Directors. Stockholders and other interested persons may communicate with the Company’s Board of Directors or any member or committee of the Board of Directors by writing to them at the following address:

Newell Rubbermaid Inc.

Attention: [Board of Directors]/[Board Member]

c/o Corporate Secretary

Newell Rubbermaid Inc.

Three Glenlake Parkway

Atlanta, Georgia 30328

Communications directed to the independent or non-management directors should be sent to the attention of the Chairman of the Board or the Chair of the Nominating/Governance Committee, c/o Corporate Secretary, at the address indicated above.

Any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters or violations of the Company’s Code of Ethics for Senior Financial Officers should be sent to the attention of the General Counsel at the address indicated above or may be submitted in a sealed envelope addressed to the Chair of the Audit Committee, c/o General Counsel, at the same address, and labeled with a legend such as: “To Be Opened Only by the Audit Committee.” Such accounting complaints will be processed in accordance with procedures adopted by the Audit Committee. Further information on reporting allegations relating to accounting matters is available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com.

Code of Ethics

The Board of Directors has adopted a “Code of Ethics for Senior Financial Officers,” which is applicable to the Company’s senior financial officers, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. The Company also has a separate “Code of Business Conduct and Ethics” that is applicable to all Company employees, including each of the Company’s directors and officers. Both the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics are available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com. The Company posts any amendments to or waivers of its Code of Ethics for Senior Financial Officers or to the Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors or executive officers) at the same location on the Company’s website. In addition, copies of the Code of Ethics for Senior Financial Officers and of the Code of Business Conduct and Ethics may be obtained in print without charge upon written request by any stockholder to the office of the Corporate Secretary of the Company at Three Glenlake Parkway, Atlanta, Georgia 30328.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Various Company policies and procedures, which include the Code of Business Conduct and Ethics (applicable to all executive officers and non-employee directors), the Code of Ethics for Senior Financial Officers and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Pursuant to its charter, the Company’s Nominating/Governance Committee considers and makes recommendations to the Board of Directors with respect to possible waivers of conflicts of interest or any other provisions of the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers. Pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Governance Committee also annually reviews the continuing independence of the Company’s nonemployee directors under applicable law or NYSE rules and reports its findings to the Board of Directors in connection with its independence determinations.

When the Nominating/Governance Committee learns of a transaction or relationship that may constitute a conflict of interest or may cause a director not to be treated as independent, the Committee determines if further investigation is required and, if so, whether it should be conducted by the Company’s legal, internal audit or other staff or by outside advisors. The Committee reviews and evaluates the transaction or relationship, including the results of any investigation, and makes a recommendation to the Board of Directors with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired. The Board of Directors, excluding any director who is the subject of the recommendation, receives the report of the Nominating/Governance Committee and makes the relevant determination. These practices are flexible and are not required by any document.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2013, Dr. Clarke, Mr. Conroy, Dr. Cowen, Ms. Cuthbert-Millett, Mr. Strobel, Mr. Todman and Mr. Viault served on the Organizational Development & Compensation Committee. No member of the Organizational Development & Compensation Committee was, during 2013, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. During 2013, none of the Company’s executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on the Company’s Board of Directors or its Organizational Development & Compensation Committee.

ORGANIZATIONAL DEVELOPMENT &

COMPENSATION COMMITTEE REPORT

The Organizational Development & Compensation Committee of the Board of Directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Organizational Development & Compensation Committee of the Company states that the Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon the review and discussions referred to above, the Organizational Development & Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Organizational Development & Compensation Committee:

Thomas E. Clarke, Chair

Kevin C. Conroy

Scott S. Cowen

Elizabeth Cuthbert-Millett

Michael A. Todman

Raymond G. Viault

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the material elements of the compensation of the Company’s named executive officers and describes the objectives and principles underlying the Company’s executive compensation program and decisions made in 2013. For 2013, our named executive officers are:

•	Michael B. Polk, President and Chief Executive Officer;

•	Douglas L. Martin, Executive Vice President and Chief Financial Officer;

•	Mark S. Tarchetti, Executive Vice President and Chief Development Officer;

•	William A. Burke, III, Executive Vice President and Chief Operating Officer; and

•	John K. Stipancich, Executive Vice President, General Counsel, Corporate Secretary and EMEA Executive Leader.

2013 Highlights

During 2013, the Company continued to drive significant organizational change through Project Renewal, a program designed to reduce complexity in the organization and increase investment in the most significant growth platforms within the business, funded by a reduction in structural selling, general & administrative costs. Project Renewal is designed to simplify and align the business around two key activities—Brand & Category Development and Market Execution & Delivery and includes transforming the Company’s structure from a holding company model to an operating company with increased focus and investment in brands and key functional capabilities. In 2013, the Company continued to deliver on its key financial commitments while managing the challenges of this transformation. Net sales were $5.69 billion, an increase of 2.0% from 2012, with core sales in 2013 increasing 3.2% as compared to 2012. Normalized EPS increased 9.6%, from $1.67 per share to $1.83 per share, due to strengthened operating results, lower interest expense and a lower tax rate. For an explanation of core sales and normalized EPS, and a reconciliation of these non-GAAP financial measures to net sales and reported earnings per share, please see Appendix A.

In 2013, the Company’s stock price increased 45.5%, compared to an increase of 31.8% in the custom comparator group described in more detail under “Competitive Market Data”, 29.6% in the S&P 500 and 26.5% in the Dow Jones Industrial Average (“DJIA”). The Company’s 2013 stock price performance as compared to major indices is shown below:

Over the three-year period ending December 31, 2013, the Company’s total shareholder return (“TSR”) as determined under the Company’s Long-Term Incentive Plan (“LTIP”) was 75.57%, placing it 7th out of the group of 20 companies remaining from the 2011 custom comparator group. As a result of the Company’s performance in 2013 and its three-year relative TSR results, the Company’s Management Cash Bonus Plan (the “Bonus Plan”) and the performance-based restricted stock units (“RSUs”) granted in 2011 paid out at 105.7% and 140%, respectively. In addition, the Company’s stock price significantly outperformed both the S&P 500 and the Dow Jones Industrial Average over the same three-year period, with the Company’s stock price rising 78.3%, compared to 47.0% and 43.2% for the S&P 500 and the DJIA, respectively.

Beginning in 2012, the Organizational Development & Compensation Committee (“Committee”) undertook a comprehensive review of its compensation program to strengthen the alignment of executive pay with the Company’s long-term strategy and performance. While changes in the compensation program resulting from this review are expected to be implemented over the next few years, in 2013, the Committee specifically implemented the following changes to the compensation program:

•

Continued a transition to a compensation program that targets total direct compensation opportunity for executives at the 50th percentile of the competitive market. Previously the Committee targeted the 50th percentile for both salaries and long-term incentives and the 65th percentile for short-term incentive opportunities.

•

Amended both the Newell Rubbermaid Supplemental Executive Retirement Plan (“SERP”) and the Newell Rubbermaid Inc. 2008 Deferred Compensation Plan (“2008 Plan”) in order to: (1) provide retirement benefits more aligned with market practice; (2) simplify and harmonize the operation of the plans; (3) provide consistent levels of benefits among executives, and (4) stabilize the cost of the plans by reducing volatility.

Compensation Program Objectives

Motivate executives to meet or exceed Company performance goals.    A significant portion of an executive’s total compensation is directly tied to achieving the Company’s performance goals. Each year, the Committee reviews the performance goals and modifies them as appropriate to reflect the Company’s current business objectives and strategies.

Reward individual performance and contributions.    The individual performance evaluation of each executive officer, together with the executive’s contribution to Company performance, generally affects most aspects of each executive’s compensation. For example, the Committee typically considers individual performance in determining an executive’s annual salary, which, in turn, impacts the amount of incentive compensation that the executive could have earned for meeting or exceeding annual performance goals under the Bonus Plan. In addition, the CEO considers the individual performance of his direct reports when recommending any adjustments to the grant value for the executive under the LTIP.

Link the financial interests of executives and stockholders.    In 2013, the Committee used performance-based and time-based RSUs to provide long-term incentive compensation and to link the financial interests of its executives with those of its stockholders.

Attract and retain the best possible executive talent.    Successful recruiting and retention of talented executives requires the Company to pay compensation at a competitive level. To do that, the Company obtains information about compensation practices of its relevant competitors, and in 2013, the Company used compensation information compiled from its custom comparator group and published survey data.

Determination of Executive Officer Compensation

Summarized in the table below are roles and responsibilities for executive compensation:

Organizational Development & Compensation Committee

•      Reviews Company performance and other factors, and assesses previously formulated executive objectives against the Company’s actual performance.

•      Certifies the payout level of performance awards, if any, for executives.

•      Reviews and recommends to the independent Board members the CEO’s annual compensation, including salary, bonus and long-term incentives.

•      Approves the annual compensation for all executive officers other than the CEO.

•      Approves the compensation for all newly-hired executive officers other than the CEO.

•      Reviews and sets performance goals under the Bonus Plan and LTIP.

•      Reviews and approves awards (including the terms and conditions of such awards) under the Bonus Plan and LTIP for all executive officers other than the CEO.

•      Approves any severance agreements, change in control agreements or similar agreements between the Company and its executive officers other than the CEO.

Independent Board Members	• Approve the CEO’s annual compensation, including salary, bonus and long-term incentive compensation.

Committee Consultant—Frederic W. Cook & Co., Inc.

•      Assists the Committee in reviewing the effectiveness and competitiveness of the Company’s executive compensation programs and policies.

•      Makes recommendations regarding executive compensation consistent with the Company’s business needs, pay philosophy, market trends, and the latest legal and regulatory considerations.

•      Provides market data as background to decisions regarding CEO and senior executive base salary and annual and long-term incentives.

•      Advises the Committee regarding executive compensation best practices.

•      Maintains independence by providing no other services to the Company (the Committee has evaluated its relationship with Frederic W. Cook & Co., Inc. and has determined that no conflict of interest exists with respect to the services Frederic W. Cook & Co., Inc. provides to the Committee).

CEO

•      Recommends to the Committee, in the case of other executive officers, base salary amounts and equity awards.

•      Participates in the development of annual Company performance goals under the Bonus Plan.

Other Executives

•      The CEO’s management team plays a prominent role in gathering information for, and by participating in meetings of, the Committee.

•      The CEO works with the Executive Vice President Human Resources regarding recommendations on base salary amounts, annual target bonus and equity awards for executives other than the CEO using competitive market data.

•      The Chief Financial Officer assists in developing recommendations on annual performance goals and determining whether financial performance goals were attained by the Company under the Bonus Plan and LTIP.

In making compensation decisions, the Committee considers a number of factors including competitive market data, competitive philosophy, individual and Company performance, skills, experience, complexity of role and internal pay equity. The Committee does not use a predetermined formula to make its overall decisions but takes into account all the above factors. However, in deciding each performance-based component of compensation for the Company’s executive officers, generally including annual incentive and long-term incentive compensation, the Committee ties payment to normalized earnings per share, core sales growth, operating cash flow and TSR. Such performance goals are designed to align the majority of each executive officer’s compensation with stockholders’ interests over the near and long term.

At the 2013 Annual Meeting of Stockholders, the advisory vote on executive compensation was approved by over 96% of shares voted, up from 77% in approval from the prior year. The level of support was reviewed by the Committee, which considered the level of support to be generally reflective of favorable company performance, as well as changes made to the compensation program in response to the 2012 vote to place greater emphasis on pay-for-performance.

Pursuant to Section 14A of the Exchange Act, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers. The Company currently submits the advisory vote on executive compensation annually to stockholders, with a vote being held at our 2014 Annual Meeting. See “Proposal 3 – Advisory Resolution to Approve Executive Compensation.” The next such vote will occur at our 2015 Annual Meeting of Stockholders.

Competitive Market Data

Custom Comparator Group

For 2013, the Company used a custom comparator group consisting of companies that participate in the various consumer and commercial products industries in which the Company competes. The companies in the custom comparator group represent the Company’s principal competitors for executive talent and reflect companies of similar size, global presence, business complexity and brand recognition. The following 22 companies were in the Company’s custom comparator group for 2013:

3M Company	Group Seb
Avery Dennison Corporation	Illinois Tool Works Inc.
The Bic Group	Jarden Corp.
Campbell Soup Co.	Kimberly-Clark Corporation
Church & Dwight Inc.	Masco Corporation
The Clorox Company	Mattel, Inc.
Colgate-Palmolive Company	Reckitt-Benckiser Group PLC
Danaher Corporation	Snap-On Inc
Dorel Industries Inc.	Stanley Black & Decker Inc.
Ecolab Inc.	The Sherwin-Williams Company
Energizer Holdings, Inc.	Tupperware Brands Corporation

Compensation Survey Data

The Company periodically obtains information on the compensation practices of companies in both the custom comparator group and general industry and compares the Company’s executive compensation components to that data. For 2013, the Company also used compensation information compiled from published compensation surveys, including surveys from Towers Watson and Aon Hewitt. These surveys provide a larger pool of data for a more statistically relevant comparison of compensation levels and pay practices.

In 2013, the Company used competitive practice and survey information as guidance for decisions regarding:

•	the mix of executive compensation that is annual or long-term;

•	the portion of total compensation that is equity or cash; and

•	levels of total direct compensation, both the total and for each element (salary, annual incentive opportunities and long-term incentive opportunities).

For purposes of evaluating relative TSR for performance-based RSUs awarded under the LTIP, the Company uses only the custom comparator group as the most relevant businesses against which the Company competes.

Competitive Philosophy

Each element of the compensation program complements the others and, together, is intended to achieve the Committee’s principal compensation objectives. When decisions about compensation for an executive officer are made, the impact on the total value of all these elements of compensation for the individual is considered. The Committee annually reviews a summary report, or “tally sheet,” which identifies each element of the compensation paid to each executive officer. The Committee uses the summary report to review the overall pay and benefit levels and provide additional perspective on how the executive compensation program meets the Company’s compensation objectives.

The Summary Compensation Table shows the compensation of each named executive officer for the fiscal year ended December 31, 2013. The “Total Compensation” amount shown on the Summary Compensation Table differs from what the Committee views as relevant to its decisions about executive compensation. For example, while retirement benefits constitute a key component of the competitive compensation package offered to executives, and the design and cost of these programs and the benefits they provide are carefully considered, due to the numerous variables involved in, and volatility associated with, calculating their present value, retirement benefits are not viewed as a meaningful measure of annual executive compensation.

For executives, the Committee is transitioning total direct compensation opportunities (i.e., salary, annual incentive and annual long-term incentive targets) to be competitive with the market 50th percentile. This transition is expected to be complete in 2015 and includes, among other things, a reduction in the competitive target for aggregate annual incentive opportunities, which had previously been targeted at the 65th percentile.

An individual executive’s compensation may vary from targeted percentiles due to individual performance and other factors, including the breadth of the executive’s responsibility, strategic importance of the position, internal equity, the circumstances surrounding the executive’s initial hiring or promotion to a position with increased responsibilities and the desire to promote executive retention.

Mix of Pay

To reinforce the Company’s pay for performance philosophy, more than two-thirds of targeted total direct compensation for each named executive officer is contingent upon performance and, therefore, fluctuates with our financial results and share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

To mitigate the possible risk inherent in the greater focus on the LTIP, executives receive a mix of time-based RSUs (intended as a retention tool and linked to stock price) and performance-based RSUs (rewards performance relative to the custom comparator group in TSR). Except for Mr. Polk, executives receive 60% of the value of their LTIP award in performance-based RSUs and 40% in timed-based RSUs. Mr. Polk receives 70% of the value of his LTIP award in performance-based RSUs and 30% in time-based RSUs. Overlapping performance cycles for the performance-based RSU awards are designed to incentivize sustainable long-term performance.

2013 Target Compensation Mix and “Pay at Risk”

Michael Polk	Other NEOs Average (excluding on-boarding equity awards)

• 87% of total direct compensation is at risk.	• On average, 75% of total direct compensation for the other NEOs is at risk.
• 19% of the amount at risk is tied to achievement of annual incentive goals, and 81% is tied to share price performance over a longer period.	• 28% of the amount at risk is tied to achievement of annual incentive goals, and 72% is tied to share price performance over a longer period.

Consideration of Individual Performance

As part of the Company’s annual performance evaluation process, each year the CEO and each executive officer establish that individual’s performance objectives for the coming year. These performance objectives are not intended to be rigid or formulaic, but rather serve as the framework upon which the CEO evaluates the executive officer’s overall performance. The CEO’s evaluation of an executive officer’s performance relative to these objectives is inherently largely subjective, involving a high degree of judgment based on the CEO’s observations of, and interaction with, the executive throughout the year. No single performance objective or group of objectives is material to the CEO’s evaluation of the executive officer’s performance; however, the performance goals that reinforce alignment of Company and stockholder interests dominate any evaluation.

At the beginning of the year, the Committee recommends to the independent members of the Board the CEO’s individual performance objectives. The Committee’s method of evaluation of the CEO’s performance is substantially similar to that used by the CEO to evaluate the other executive officers. As such, the CEO’s performance objectives are not intended to be rigid or formulaic, but rather serve as the framework upon which the Committee evaluates the CEO’s performance. The Committee’s evaluation of the CEO’s overall performance relative to these objectives is inherently largely subjective, involving a high degree of judgment. No single performance objective or group of objectives is material to the Committee’s evaluation of the CEO’s performance; however, the performance goals that reinforce alignment of Company and stockholder interests dominate any evaluation.

The CEO’s evaluation of individual performance is considered when he recommends to the Committee, in the case of other executive officers, base salary amounts and equity grants. The Committee and Board also take into consideration the CEO’s performance when developing any base salary increase and primarily long-term incentive grant value. Mr. Polk’s salary for 2013 reflects no change since he was hired in June 2011. In addition, his target bonus remained unchanged for 2013 at 135% of his salary. However, the Board determined that his 2013 LTIP compensation should be 559% of his base salary, up from 528% of his base salary in 2012. In reviewing the CEO’s performance, the Board determined the increase in his LTIP award to be appropriate in light of: (1) the Company’s ability to successfully deliver on its 2012 financial commitments during a period of significant organizational and strategic change resulting from the implementation of Project Renewal and the Growth Game Plan; and (2) the increase in shareholder value that occurred in 2012, as the Company’s stock price increased 37.9%, compared to an increase of 23.1% in the custom comparator group, 13.4% in the S&P 500 and 7.3% in the DJIA.

Key Elements of Executive Compensation

Salary

Salaries provide executives with a base level of income and are generally set at the 50th percentile for an executive’s position. However, salaries of individual named executive officers may be above or below those levels, reflecting individual performance, responsibilities and other relevant factors including breadth, scope and complexity of responsibilities, prior compensation, length of service and internal equity. The relative importance of each of these factors varies from executive to executive and from year to year. In setting salaries, the Committee also considers other components of an executive’s compensation so that the executive’s total direct compensation is consistent with the targeted 50th percentile.

The Committee generally sets annual salaries in February. However, in 2013 none of the named executive officers received a salary increase as the Company continued to implement cost reductions throughout the organization in connection with Project Renewal. Mr. Polk’s annual salary has not changed since he was hired in June 2011. Mr. Tarchetti was appointed Executive Vice President and Chief Development Officer in January 2013 at a salary of $616,000. Salaries in 2013 for the other named executive officers remained unchanged from 2012 levels and were: Mr. Polk, $1,200,000; Mr. Martin, $540,000; Mr. Burke, $660,000; and Mr. Stipancich, $535,000.

Annual Incentive Compensation

The annual incentive program under the Bonus Plan is designed to reward performance that supports short-term performance goals. A cash bonus, measured as a percentage of the executive’s salary, is paid based on the extent to which the performance goals are achieved.

Listed below are the performance goals and relative weight assigned under the Bonus Plan to each performance goal for 2013 for the named executive officers:

Performance Goals	Weight	Rationale for the Measure
Core Sales Growth	40%	Incent overall growth
Normalized Earnings Per Share	30%	Incent profitable growth
Operating Cash Flow	30%	Promote the overall health and efficiency of operations

For purposes of measuring attainment of the overall Company performance goals in 2013:

•	the Core Sales Growth goal is the percentage gain of net sales, excluding changes resulting from actual exchange rates in 2013 differing from 2012 exchange rates;

•

the Normalized Earnings per Share (“EPS”) goal excludes from earnings per share the effects of restructuring and restructuring-related charges, one-time charges and other items and is based upon what the Company reports as “Normalized” EPS; and

•	the Operating Cash Flow goal is based on the same amount as the Company reports as Operating Cash Flow.

Bonus payments are made only on the Committee’s determination that the performance goals for the year were achieved.

The overall Company targets used under the Bonus Plan for 2013 are summarized below:

2013 Bonus Plan Performance Targets

Performance Goal	Target for Payout at 100%	Minimum Threshold for Payout	Performance for Maximum Payout (200%)	Actual Performance
Core Sales	3.5%	1.51%	5.5%	3.21%
Normalized EPS	$1.78	$1.66	$1.89	$1.83
Operating Cash Flow	$596 million	$497 million	$696 million	$601 million

If a performance goal is met at the target level, the target bonus is generally paid for that goal. Performance above the target results in payment of a higher percentage of salary up to a pre-established maximum. Performance below the target generally results in a lower bonus payment for that goal if a minimum threshold is met, or no payment if the minimum threshold is not met.

The maximum payout for each performance goal is equal to 200% of the target cash bonus. The Bonus Plan does not provide for discretion to waive pre-established goals, although the Committee has negative discretion to reduce the amount otherwise payable for each performance goal. For example, with respect to the 2013 Bonus Plan, the Committee exercised negative discretion to eliminate the inclusion of two adjustments that would have added approximately $11 million to operating cash flow for bonus calculation purposes (one of which would have added $7 million to the reported operating cash flow of $605 million, and the other which reduced reported operating cash flow by $4 million). As a result of the achievement of the performance goals set forth above and the application of negative discretion, the percent of target opportunity paid to each of the named executive officers under the Bonus Plan for 2013 was 105.7%. Absent the application of negative discretion, the percent of target opportunity paid would have been 109.0%.

The table below shows bonus payouts for 2013 to the named executive officers as a percentage of target opportunity and as a percentage of base salary.

Name	2013 Actual Bonus Payment	Target as % of Base Salary	Actual % of Base Salary Paid
Michael B. Polk	$1,661,868	135%	138.5%
Douglas L. Martin	485,190	85%	89.9%
Mark S. Tarchetti	551,380	85%	89.9%
William A. Burke	593,010	85%	89.9%
John K. Stipancich	424,148	75%	79.3%

Additional information appears in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns of the Grants of Plan-Based Awards table. Pursuant to Mr. Polk’s Compensation Arrangement, in the event his personal use of Company aircraft exceeds $165,000, any amounts in excess of $165,000 are deducted from the amount to be paid to him under the Bonus Plan. As a result of this provision, the amount he received under the Bonus Plan in 2013 was reduced by $50,532, from 1,712,400 to $1,661,868.

In authorizing the payouts under the Bonus Plan for 2013, the Committee noted that despite a continuing challenging economic environment the Company had strong operating cash flow and experienced its third straight year of growth in core sales and normalized EPS. These results were achieved while the Company was undergoing a significant strategic transformation through the implementation of Project Renewal and the Growth Game Plan.

The Company believes that the cash bonuses it paid for 2013 to each named executive officer served the Company’s goals to:

•	motivate each of them to achieve Company performance goals and enhance shareholder value; and

•	allow the Company to retain their services because it provided each of them with the opportunity to receive a cash bonus at market competitive level.

Long-Term Incentive Compensation

Long-term incentive awards granted under the LTIP are designed to motivate executives to increase stockholder value over the long term and align the interests of executives with those of stockholders. Under the LTIP, the Committee sets a target award value for each executive based on competitive data and internal pay equity. In setting long-term incentive targets, the Committee also considers other components of an executive’s compensation to target the executive’s total direct compensation at the 50th percentile.

The CEO’s recommendation to the Committee for the other executive officers may include an adjustment to the target LTIP opportunity based upon the CEO’s evaluation of the executive officer’s performance. No such adjustments were made for Messrs. Burke, Martin, Tarchetti and Stipancich in 2013. Similarly, when setting the CEO’s equity compensation, the independent members of the Board may provide the CEO with an LTIP grant value varying from his target based upon the Board’s evaluation of the CEO’s performance. Mr. Polk’s award was higher than his target due to his success at driving significant organizational, personnel and strategic change while simultaneously meeting financial commitments. The Board also took into account the impact of the Company’s performance under Mr. Polk’s leadership on the increase in the stock price in 2012 — up 37.9%, significantly outpacing that of the custom comparator group (up 23.1%), the S&P 500 (up 13.4%) and the DJIA (up 7.3%).

The LTIP Award Values and RSU awards for each of the named executive officers receiving LTIP awards in 2013 were as follows:

Name	LTIP Award Value	Target % of Base Salary	Actual % of Base Salary	Performance- Based RSUs	Time- Based RSUs
Mr. Polk	$6,708,010	480%	559%	193,953	83,123
Mr. Martin	1,215,000	225%	225%	30,111	20,074
Mr. Tarchetti	1,386,000	225%	225%	34,349	22,899
Mr. Burke	1,485,000	225%	225%	36,802	24,535
Mr. Stipancich	936,250	175%	175%	23,203	15,468

For Mr. Polk, 70% of the LTIP Award Value was provided in performance-based RSUs and 30% in time-based RSUs. For the other named executive officers, 60% of the LTIP Award Value was provided in performance-based RSUs and 40% in time-based RSUs. Each of these awards cliff vests on the third anniversary of the date of grant. The mix of the awards was driven by the Committee’s intent to have a significant percentage of long-term incentive awards tied directly to TSR and incorporate a retention incentive.

Performance-based RSUs are earned based on relative TSR performance. The holder of a performance-based RSU will not receive dividend equivalents at the time dividends are paid. Rather, all such dividend equivalents will be credited to an account for the holder, and will be paid only to the extent that the applicable performance criteria are met and the performance-based RSUs are earned. At the end of the three-year performance period, the number of RSUs and related dividend equivalents, and thus the number of shares of common stock actually issued to the participant, will be adjusted depending on the level of achievement of the TSR performance goal, up to a maximum payout of 200% of the initial number of performance-based RSUs granted and a minimum of 0% of the initial number of performance-based RSUs granted. For performance-based RSUs granted in 2011 and 2012, relative TSR and number of performance-based RSUs earned is determined based on the Company’s ranking versus the custom comparator group companies as shown in the table below:

TSR Ranking	Multiplier*
1st	200%
6th	150%
11th	100%
16th	50%
Below 20th	0%

*	Interpolation is used if the Company’s ranking falls between the upper and lower comparator group TSR ranking.

For performance-based RSUs granted in 2013 and 2014, the multiplier will also range from 200% (if the Company is 1st in the three-year TSR rank) and 0% (if the Company is last in the three-year TSR rank), with interpolation being used for TSR rankings between 1st and last. However, the multiplier is 0% in the event that the Company’s three-year TSR ranking falls in the bottom quartile of the custom comparator group for the performance period.

As a result of the Company’s three-year relative TSR performance from January 1, 2011 to December 31, 2013, the performance-based RSUs granted to Messrs. Martin, Burke and Stipancich in 2011 paid out at 140%. Based on the Company’s stock price performance through December 31, 2013, the Company ranks 4th out of 22 in TSR performance with respect to performance-based RSUs granted to Messrs. Polk, Martin, Burke and Stipancich in 2012 that will vest in 2015; and 3rd out of 23 in TSR performance with respect to performance-based RSUs granted in 2013 to Messrs. Polk, Martin, Tarchetti, Burke and Stipancich that will vest in 2016.

In addition to the annual grants under the LTIP, from time to time RSUs will be granted to executive officers in circumstances such as a promotion, a new hire or for retention purposes. On January 2, 2013, in connection with his appointment as Chief Development Officer, Mr. Tarchetti was awarded 180,448 performance-based RSUs, 79,945 of which will vest when the Company’s average closing stock price for any twenty continuous trading day period (the “20 Day Price”) equals or exceeds $24.08 (but not earlier than January 2, 2014), 54,820 of which will vest when the 20 Day Price equals or exceeds $26.27 (but not earlier than January 2, 2015), and the remaining 45,683 of which will vest when the 20 Day Price equals or exceeds $28.46 (but not earlier than January 2, 2015). Each of the stock price performance conditions has been met with respect to this award. The Committee believes that these performance-based RSUs align stockholder and executive officer interests because superior performance by Mr. Tarchetti should support stock price appreciation. Mr. Tarchetti also received 68,524 performance-based RSUs that are subject to the performance condition that the Company’s structural marketing cost run rate during the third quarter of 2013 be at least 10% below the cost run rate during same period in 2012. These RSUs vested on December 31, 2013. Prior to his employment, Mr. Tarchetti provided strategic consulting services to the Company as an independent contractor. The value of Mr. Tarchetti’s performance-based onboarding award was primarily driven by the consulting fees that he would have earned through various consulting engagements both with the Company and others over a period of 24 months had he not joined the Company as its Chief Development Officer.

In addition, in May 2013, the Committee made the following awards of three-year cliff vested time-based RSUs under the 2013 Incentive Plan approved by stockholders at the 2013 Annual Meeting of Stockholders: Mr. Martin, 600 RSUs; Mr. Burke 1,700 RSUs; and Mr. Stipancich 1,700 RSUs. As described below in “Retirement Compensation”, these awards were intended to compensate each executive officer for value of retirement benefits lost due to changes made in 2013 to the 2008 Plan and SERP.

Grant Policies and Practices

The Company’s practice has been to make annual equity awards and award other incentive compensation to named executive officers at the time of regularly scheduled meetings of the Board of Directors or the Committee in February of each year. On occasion, the Company makes additional grants to named executive officers, typically in connection with their hiring or promotion or for retention purposes. The Company’s policy is that, except for new hires or certain promotions, all equity awards will be made only at quarterly meetings of the Committee or the Board of Directors, which closely follow the release of the Company’s quarterly or annual financial results.

Incentive Compensation Recoupment Policy

Subject to the discretion and approval of the Board, the Company will require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer after January 1, 2010 where all of the following factors are present: (a) the award was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, (b) in the Board’s view, the executive engaged in fraud or willful misconduct that was a significant contributing cause to the need for the restatement, and (c) a lower award would have been made to the executive based upon the restated financial results. In each such instance, the Company will, to the extent permitted by applicable law and subject to the fiduciary duties of the Board, seek to recover the individual executive’s bonus award or other incentive compensation paid or issued to the executive officer in excess of the amount that would have been paid or issued based on the restated financial results. All executive officers have agreed to the terms of this policy.

Stock Ownership Guidelines

Executives and Outside Directors are expected to maintain ownership of Company stock equal to the following applicable market value:

President and CEO	6 times annual salary
CFO, COO, CDO & Other Direct Reports to the CEO	3 times annual salary
Outside Directors	5 times annual base retainer

Until their ownership level is met, executives are required to retain 75% of the net after-tax shares received from stock option exercises and the vesting of RSUs. All shares held directly or beneficially, including shares of time-based RSUs, shares of performance-based RSUs for which all performance criteria have been satisfied but have not yet vested due to time-based vesting requirements and shares of Company stock allocated to executives’ accounts under the Newell Rubbermaid 401(k) Savings and Retirement Plan, count toward attainment of these targets. Unexercised stock options and other unvested performance-based RSUs are not counted. The Committee continues to monitor best practices in this area and in 2013 increased the requirements fo the Chief Legal Officer and Chief Human Resources Officer to 3 times annual salary from 2 times annual salary.

Retirement Compensation

The Company provides its eligible executives with retirement benefits that are in addition to those provided to its employees generally in order to provide competitive benefits and assist in attracting and retaining key executives. These retirement benefits for named executive officers are provided using the Newell Rubbermaid Supplemental Executive Retirement Plan (“SERP”) and/or the SERP Cash Account feature of the Newell Rubbermaid Inc. 2008 Deferred Compensation Plan (“2008 Plan”), depending upon the executive’s employment date and participation date in these plans. If the executive was a participant in the SERP before January 1, 2007 (namely, Messrs. Burke and Martin), the executive participates in both the SERP and 2008 Plan. If the executive was not a participant in the SERP before January 1, 2007 (namely, Messrs. Polk, Tarchetti and Stipancich), the executive participates only in the 2008 Plan.

In 2013, the Company, upon recommendation of the Committee, amended both the SERP and the 2008 Plan in order to: (1) make the retirement benefits provided by these plans more aligned with market practice; (2) simplify and harmonize the operation of the plans; (3) provide consistent levels of benefits among executives, and (4) stabilize the cost of the plans by reducing volatility. Although these changes result in some transition expense over the next five years, the Company expects that the changes will reduce the annual expense of these plans by over 10% when fully implemented following the transition period.

The primary changes to the 2008 Plan were:

•

Effective April 1, 2013, the implementation of a uniform definition of annual compensation used to determine the Company’s contribution to an executive’s SERP Cash Account—base salary paid in excess of IRS limits plus the amount paid under the Bonus Plan in the applicable year. Previously, there were a variety of definitions of compensation used to determine the Company’s SERP Cash Account contribution.

•	Effective April 1, 2013, an increase in the percentage of annual compensation to be credited to an executive’s SERP Cash Account from 3% to 6% of annual compensation to 6% to 9% of annual compensation, depending on age and years of service. The 6% to 9% of annual compensation is intended to be consistent with the Company match opportunity provided to employees generally in the Newell Rubbermaid 401(k) Savings and Retirement Plan for compensation above the applicable IRS maximum compensation limit for qualified retirement plans. Under this provision, the contribution percentage for Messrs. Polk and Stipancich increased from 5% to 8%, and the contribution percentage for Messrs. Martin and Burke increased from 6% to 9%. Based on his hire date, Mr. Tarchetti participates only in the revised SERP Cash Account feature of the 2008 Plan and his contribution percentage is 6%.

•

Effective April 1, 2013, the elimination of the supplemental contribution of 10% of annual compensation made to the SERP Cash Account for executives not participating in the SERP prior to January 1, 2007 (namely, Messrs. Polk and Stipancich).

•	To fully vest an executive’s SERP Cash Account as of January 1, 2014. Previously, the SERP Cash Account vested over a 10-year period beginning at six years of service.

Under the SERP, the executive accrues an annual benefit at age 65 equal to a target percentage of his or her average annual compensation, reduced pro rata if credited service is less than 25 years, and offset by benefits under the Newell Rubbermaid Pension Plan (“Pension Plan”), Social Security and SERP Cash Account. Effective April 1, 2013, the level of compensation and offsets used to determine benefits to be paid under the SERP were frozen. However, executives who participate in the SERP will continue to earn service for purposes of benefit accruals and vesting. Unlike the SERP Cash Account, the vesting schedule for SERP benefits has not changed.

If the total projected value of the executive’s benefits under the revised 2008 Plan and SERP was less than 90% of the total projected value of benefits under the prior versions of the plans, the Company is providing the executive with a transition benefit in order to address this projected loss in value. The primary transition benefit is a supplemental contribution to the executive’s SERP Cash Account to be paid annually over a five year period. These supplemental contributions are in addition to the standard 6% to 9% annual contributions made to an executive’s SERP Cash Account. The transition contribution is based on annual compensation without regard to the IRS maximum compensation limit for qualified retirement plans and such contributions will vest on March 31, 2016 (or immediately for transition contributions made thereafter) as long as the executive is actively employed on such date. They will also vest upon death, disability or a change of control, as defined in the 2003 Stock Plan. Pursuant to a prior arrangement, Mr. Martin’s supplemental contributions will be vested when made.

In addition, if the total projected value of the executive’s benefits under the revised plans plus the transition contributions (using certain assumptions projected to age 60) resulted in a shortfall when compared to the total projected value of benefits under the prior plans, the executive received a one-time equity transition award. The award was made in the form of a three-year cliff vested time-based RSU grant approximately equivalent to the present value of the shortfall at the date of grant.

Listed below are the transition benefits received by Messrs. Polk, Martin, Burke and Stipancich for 2013:

Named Executive Officer	Transition SERP Cash Contribution as a Percentage of Eligible Compensation	One-Time RSU Award in 2013
Michael B. Polk	11%, or $292,565	0 Units
Douglas L. Martin	42%, or $358,687	600 Units
William A. Burke	17%, or $187,284	1,700 Units
John K. Stipancich	20%, or $170,627	1,700 Units

The value of the transition SERP Cash Account contributions for Messrs. Polk and Stipancich are primarily driven by the elimination of the 10% supplemental contribution. The value of the transition SERP Cash Account contributions for Messrs. Martin and Burke are primarily driven by the freezing of compensation and offsets for purposes of calculating benefits under the SERP as well as the change to the definition of compensation used to determine contributions made to the SERP Cash Account. In each case, the transition contribution made to the SERP Cash Accounts are intended to compensate the executive for benefits that were expected to be received at retirement prior to the changes in the plans. Mr. Tarchetti did not receive any transition benefits since he was hired on January 2, 2013. For more information regarding the retirement benefits under the SERP and 2008 Plan, see “Executive Compensation—Retirement Plans,” below.

Other Compensation

Executive officers are provided other benefits as part of the Company’s executive compensation program which the Committee believes are in line with competitive practices. See the “All Other Compensation” column of the Summary Compensation Table and the related footnotes and narrative discussion. Named executive officers participate in the Flexible Perquisites Program, which provides a monthly cash stipend that can be used for the purchase or lease of a personal automobile and related insurance and maintenance, income tax preparation services, estate planning services, financial planning services or other perquisites. In 2013, Messrs. Martin, Tarchetti, Burke, and Stipancich each received a monthly stipend of $1,803 under this program. Mr. Polk received a monthly stipend of $3,000.

While the Company maintains corporate aircraft primarily for business travel, the Committee believes that it is often in the best interests of the Company from a productivity, safety and security concern that the CEO be permitted to use the aircraft for personal travel. Pursuant to his Compensation Arrangement, Mr. Polk is limited to personal use up to $165,000 annually, and any use in excess of such amount in the applicable year results in an equivalent reduction in the payout to be received by him under the Bonus Plan. Other named executive officers may use the corporate aircraft for personal travel only in limited circumstances.

Additional benefits for the named executive officers include:

•

Company contributions to the Newell Rubbermaid 401(k) Savings and Retirement Plan (“401(k) Plan”), including Company contributions that match employee deferrals as well as retirement savings contributions;

•	payment of life and long-term disability insurance premiums;

•	annual health examinations encouraged by the Company; and

•

assistance for a new hire or transfer necessitating relocation, which includes reimbursement of various relocation expenses, a relocation allowance, a bonus for an early sale of the executive’s home and tax assistance on certain taxable reimbursed expenses.

Retirement Guidelines

The Company has established retirement guidelines which provide for vesting and retention of the awards granted under the Newell Rubbermaid Inc. 2003 Stock Plan (“2003 Stock Plan”), 2010 Stock Plan and 2013 Incentive Plan and benefits provided under the Bonus Plan, SERP and 2008 Plan. In general, the guidelines assign points to a retired executive based on the sum of the executive’s age and completed years of service. The guidelines were established primarily in order to encourage uniform treatment of outstanding equity awards in the event of retirement, to reflect market practice and to reward long-term service to the Company. A more detailed discussion of the accelerated vesting and other benefits available under the retirement guidelines appears in the discussion of each plan under “Executive Compensation—Retirement Plans” and “Potential Payments Upon Termination or Change in Control of the Company,” below.

Deductibility of Compensation

Section 162(m) limits the deductibility of executive compensation paid to the CEO and to each of the three other most highly compensated officers (other than the chief financial officer) of a public company to $1 million per year. However, compensation that is considered qualified “performance-based compensation” generally does not count toward the $1 million deduction limit. Annual salary does not qualify as performance-based compensation under Section 162(m) due to its nature. Amounts paid under the Bonus Plan and equity awards subject to company performance criteria generally qualify as fully deductible performance-based compensation. Any equity awards (other than stock options) not based on

Company performance criteria are not likely to be fully deductible by the Company when the restrictions lapse and the shares are taxed as income to an executive officer while he or she is subject to Section 162(m). The Company expects that the majority of compensation, including awards under the Bonus Plan, the exercise of stock options and the vesting of performance-based RSUs will be deductible for Federal income tax purposes.

The Committee considers the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy and objectives. However, the Committee will not necessarily limit executive compensation to amounts deductible under Section 162(m), since the Committee desires to maintain the flexibility to structure compensation programs that attract, retain and motivate the best possible executive talent and meet the objectives of the Company’s executive compensation program, and to enhance stockholder value.

Michael Polk’s Compensation Arrangement

In connection with his appointment as President and CEO in July 2011, Mr. Polk entered into a compensation arrangement (“Compensation Arrangement”) with the Company that was the result of arm’s-length negotiation between representatives of Mr. Polk and members of the Board, who received advice and input from the Organizational Development & Compensation Committee’s independent advisor, Frederic W. Cook & Co., Inc.

Mr. Polk’s Compensation Arrangement provides for:

•	Base salary of $1,200,000, with no salary increase prior to April 2014.

•	An annual bonus opportunity under the Bonus Plan, with a target payout equal to 135% of base salary and a maximum payout equal to 270% of base salary.

•	Participation in the Company’s LTIP beginning in 2012, with the value of his award at time of issuance ranging between 385% and 575% of his base salary, with a target of 480% of his base salary.

•

A monthly stipend of $3,000 in lieu of all perquisites other than an executive physical, the cost of which will be paid by the Company, and up to $165,000 in any year for personal use of Company aircraft with any amounts in excess of $165,000 for such year to be deducted from the amount to be paid to him under the Bonus Plan.

•	Eligibility to participate in the 2008 Plan, including the SERP Cash Account feature of the 2008 Plan.

•

Participation in the Company’s medical and dental coverage, with eligibility to continue such coverage at COBRA rates until Medicare eligibility is achieved in the event of his retirement as CEO on or after age 55.

In addition, as more fully described under “Potential Payments Upon Termination or Change in Control of the Company—Termination of Employment Following a Change in Control—Employment Security Agreements,” the Company entered into an Employment Security Agreement, or “ESA”, with Mr. Polk pursuant to which he is entitled to a lump sum severance payment upon a qualified termination following a change in control equal to three times his base salary and target bonus and a pro-rata portion of his bonus for the year of termination, plus other benefits. Mr. Polk’s ESA does not provide for any tax gross-up.

Mr. Polk’s Compensation Arrangement also provides that, in the event he is involuntarily terminated prior to a change in control (except for good cause or a violation of the Company’s Code of Business Conduct and Ethics) or resigns for good reason (as such terms are defined in his ESA), he will be entitled to the following benefits: (i) salary continuation payments for two years, but with all remaining payments paid in a lump sum by the March 15th after the year of termination; (ii) a lump sum cash payment for COBRA continuation of medical and dental coverage for two years equal to the difference between the COBRA premium and coverage rates for active employees; (iii) a pro-rata portion of his annual cash bonus under the Bonus Plan for the year of termination; (iv) vesting of the balance of his SERP Cash Account (including interest accrued thereon); and (vii) vesting of the stock options awarded to him in July 2011 with a one year exercise window.

Employment Agreements

The Company does not generally enter into formal employment agreements with its executive officers. In connection with hiring an executive officer, the Company does make written compensation offers and arrangements. It also has Employment Security Agreements, described below, with its executive officers, which apply only if there is a termination of employment following a change in control of the Company. Executive officers may also receive post-employment benefits under the severance plans described below, with the exact amount dependent on the Company’s discretion.

Employment Security Agreements

The Company has Employment Security Agreements (“ESAs”) with its executives, including the named executive officers and certain key employees. The ESAs provide severance benefits following certain terminations of employment occurring within two years of a change in control of the Company. The ESAs do not contain tax gross up provisions. Rather, payments and benefits payable to the executive will be reduced to the extent necessary if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. Please see the caption “Potential Payments Upon Termination or Change in Control of the Company—Termination of Employment Following a Change in Control—Employment Security Agreements” below for a discussion of the terms of the ESAs.

The Company believes that the protections afforded by the ESAs are a valuable incentive for attracting and retaining top managers. It believes that the ESAs are particularly important because the Company does not generally have employment agreements or long-term employment arrangements with its executives. The Company also believes that, in the event of an extraordinary corporate transaction, the ESAs could prove crucial to the Company’s ability to retain top management through the transaction process. In addition, the Company believes that the benefits provided under the ESAs represent fair and appropriate consideration for the agreement of the executives to the restrictive covenants in the ESAs that prohibit them from competing with the Company and from soliciting Company employees for 24 months following a termination of employment. The benefits provided under the ESAs were determined to be at levels appropriate and competitive with the benefits provided under similar arrangements of companies in the Company’s comparator groups. The Committee, with the assistance of its independent compensation consultant, continues to monitor best practices with respect to ESAs.

Severance Plans

The Company maintains two severance plans that provide benefits to non-union employees who are involuntarily terminated. The Newell Rubbermaid Supplemental Unemployment Pay Plan (“Supplemental Plan”) is designed so that its monetary severance benefit is not subject to FICA tax. The Newell Rubbermaid Excess Severance Pay Plan (“Excess Plan”) provides severance benefits that do not qualify for the exemption from FICA tax.

The Supplemental Plan supplements state unemployment benefits with respect to those employees whose employment is generally terminated involuntarily without cause. If an employee is eligible, the amount of the benefit provided under the Supplemental Plan is determined by the number of years of service the employee has provided to the Company with one week of pay for each year of service (up to a maximum of 25 weeks). The amount of the severance benefit provided under the Supplemental Plan is reduced by an estimate of amounts to which an employee may be entitled under any federal, state or local unemployment pay program. The Excess Plan provides severance benefits and a Company-subsidized medical benefit for certain non-union employees whose employment is involuntarily terminated. The Company in its sole discretion determines eligibility for Excess Plan benefits, as well as the amount and duration of those benefits.

Upon a termination, the named executive officers may become entitled to severance benefits under the Excess Plan and/or the Supplemental Plan. The Company considers the executive’s position in the Company in addition to length of service in determining the amount and duration of the severance benefit. The Company believes that appropriate severance benefits are essential to attracting and retaining talented executives.

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Non qualified Deferred Compensation Earnings ($)(4)		All Other Compensation ($)	Total ($)
Michael B. Polk, President and Chief Executive Officer	2013 2012 2011	$1,200,000 1,200,000 550,000	$	— — 2,558,000	$7,177,376 6,335,981 14,282,328	$	— — 1,099,997	$1,712,400 1,459,680 —	(5) (5)	$	— — —	$763,673 611,340 282,396	$10,853,449 9,607,001 18,772,721
Douglas L. Martin, Executive Vice President, Chief Financial Officer	2013 2012	540,000 464,792		— 65,000	1,303,915 439,203		— —	485,190 314,016			2,479 793,717	463,796 55,845	2,795,380 2,132,573
Mark S. Tarchetti, Executive Vice President, Chief Development Officer	2013	613,667		—	6,569,894		—	551,380			—	134,198	7,869,139
William A. Burke, III, Executive Vice President, Chief Operating Officer	2013 2012 2011	660,000 576,667 543,333		— 10,000 50,000	1,619,556 1,847,880 654,498		— — 268,846	593,010 441,669 206,955			— 503,202 451,997	320,964 107,396 126,430	3,193,530 3,486,814 2,302,059
John K. Stipancich, Executive Vice President, General Counsel & Corporate Secretary and EMEA Executive Leader	2013	535,000		—	1,037,902		—	424,148			5,182	285,455	2,287,687

(1)	Bonus Amounts. In April 2012, Mr. Martin received a cash retention payment of $65,000. In February 2012, Mr. Burke received a cash payment of $10,000 in connection with the successful resolution of litigation impacting one of his businesses. In July 2011, Mr. Polk received a $1,100,000 signing bonus. In addition, as part of his Compensation Arrangement, Mr. Polk was entitled to a bonus of no less than 90% of target (135% of his full year salary ($1,200,000)), or $1,458,000, under the Bonus Plan for 2011, which was paid in February 2012. In February 2011, in lieu of a salary increase, Mr. Burke received a lump sum payment of $15,000. In November 2011, in connection with the implementation of Project Renewal, Mr. Burke received a lump sum payment of $35,000.

(2)	Stock Awards. This column shows the grant date fair value of awards of time-based and performance-based RSUs granted to the executive officers in the years indicated computed in accordance with ASC 718. In February 2013, performance-based RSUs were awarded in the following amounts: Mr. Polk, 193,953 RSUs; Mr. Martin, 30,111 RSUs; Mr. Tarchetti, 34,349 RSUs; Mr. Burke, 36,802 RSUs; and Mr. Stipancich, 23,203 RSUs. The grant date fair values of these performance–based RSU awards are based on the probability of outcomes possible under the RSUs and the shares the recipient would receive under each of the outcomes. The values of the February 2013 performance-based RSUs on the grant date assuming that the performance condition will be achieved at the maximum level are $9,391,204, $1,457,975, $1,663,179, $1,781,953 and $1,123,489, respectively. In January of 2013, Mr. Tarchetti was awarded 180,448 performance-based RSUs in connection with his hiring. These performance-based RSUs differ from those awarded in February 2013 in that they may vest only if certain stock price or performance criteria are met within a specified period of time, and may not be adjusted up or down. The value of these performance-based RSUs on the grant date was $3,551,467. In addition, Mr. Tarchetti was granted 68,524 performance-based RSUs in January of 2013 in connection with his hiring, and these awards vest subject to a performance condition that the Company’s structural marketing cost run rate during the third quarter of 2013 be at least 10% below the cost run rate during the same period in 2012. The value of these performance-based RSUs on the grant date was $1,549,328. See the Stock-Based Compensation Footnote to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for an explanation of the assumptions made by the Company in the valuation of the awards shown in this column. Details regarding 2013 stock awards can be found in the table “2013 Grants of Plan-Based Awards.” Details regarding the 2013, 2012 and 2011 stock awards that are still outstanding can be found in the table “Outstanding Equity Awards At 2013 Fiscal Year-End.”

(3)

Option Awards.    The amounts in this column represent the grant date fair value of awards of stock options made to the named executive officers in the years indicated, computed in accordance with ASC 718. See the Stock-Based Compensation Footnote to the Consolidated Financial Statements contained in the Company’s Annual Report on

Form 10-K for the year ended December 31, 2013 for an explanation of the assumptions made by the Company in the valuation of the Company’s option grants. Details regarding 2011 stock option awards that are still outstanding can be found in the table “Outstanding Equity Awards At 2013 Fiscal Year-End.”

(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in this column represent the annual net increase (but not less than zero) in the present value of accumulated benefits under the SERP and the Company’s Pension Plan for the years ended December 31, 2013, 2012 and 2011 (the measurement dates for reporting purposes of these plans in the Company’s Form 10-K filings) for those named executive officers who participate in these plans. Mr. Martin’s amount includes $2,479 in above market earnings under the Newell Co. Deferred Compensation Plan. Mr. Stipancich’s amount includes $5,182 in above market earnings under the SERP Cash Account feature of the 2008 Plan. No other named executive officer participated in a plan with above-market earnings. Messrs. Polk, Tarchetti and Stipancich only participate in the SERP Cash Account feature of the 2008 Plan and do not participate in either the SERP or the Pension Plan. Messrs. Martin and Burke participate in both the SERP and the Pension Plan. The present values of accumulated benefits under the SERP and Pension Plan were determined using assumptions consistent with those used for reporting purposes of these plans in the Company’s Form 10-K for each year, with no reduction for mortality risk before age 65. Please refer to Footnote (2) to the 2013 Pension Benefits table for additional information regarding the assumptions used to calculate the amounts in this column for 2013. This annual calculation may result in an increase or decrease in the present value of the future retirement benefits; however, in accordance with SEC regulations, only increases in present value are shown in the table.

(5)	Reduction of Mr. Polk’s Award under the Bonus Plan. As described in the Compensation Discussion and Analysis section above, in connection with Mr. Polk’s Compensation Arrangement any amounts in excess of $165,000 for his personal use of Company-owned aircraft are required to be deducted from the amount to be paid to him under the Bonus Plan. As a result of this provision, the amount paid to Mr. Polk under the Bonus Plan for 2013 was reduced by $50,532 from $1,712,400 to $1,661,868, and the amount paid to him under the Bonus Plan for 2012 was reduced by $83,577 from $1,459,680 to $1,376,103.

Salary.    The “Salary” column of the Summary Compensation Table shows the salaries paid in the years indicated to each of the named executive officers. Salary increases, if any, for each year are generally approved in February of that year.

Bonus.    The “Bonus” column of the Summary Compensation Table shows special bonus, guaranteed minimum bonuses under the Bonus Plan and similar one-time, lump sum payments to the named executive officers paid during the year which are separate from Non-Equity Incentive Plan Compensation.

Stock Awards.    The amounts in the “Stock Awards” column of the Summary Compensation Table consist of the grant date fair value of awards of RSUs for each named executive officer.

Option Awards.    The amounts in the “Option Awards” column of the Summary Compensation Table consist of the grant date fair value of the awards of stock options for each named executive officer.

Non-Equity Incentive Plan Compensation.    The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table shows the cash bonus the Company awarded under the Bonus Plan to each named executive officer. The Company pays all of these amounts, if any, in the month of March following the year in which they are earned. Additional explanation of the non-equity incentive plan compensation for each named executive officer appears above under the caption “Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation” and below in the footnotes to the 2013 Grants of Plan-Based Awards table.

All Other Compensation.    The “All Other Compensation” column of the Summary Compensation Table reflects the following amounts for each named executive officer in 2013.

Name	Personal Use of Aircraft (1)	Other Perquisites and Personal Benefits (2)	401(k) Savings and Retirement Plan (3)	SERP Cash Account Credit (4)	Insurance Premiums (5)	Total
Michael B. Polk	$165,000	$39,429	$20,400	$533,396	$5,448	$763,673
Douglas L. Martin	—	22,621	22,950	413,532	4,693	463,796
Mark S. Tarchetti	73,588	22,636	15,300	21,520	1,154	134,198
William A. Burke	5,880	24,117	22,950	262,166	5,851	320,964
John K. Stipancich	—	26,070	20,400	235,320	3,665	285,455

(1)	Personal Use of Aircraft. This column shows the estimated incremental cost to the Company in 2013 of providing personal use of Company-owned aircraft to Messrs. Polk, Tarchetti and Burke. The estimated cost of aircraft usage by the named executive officers is determined by multiplying flight hours by an average estimated hourly cost of operating the aircraft. The hourly cost is calculated at the beginning of each year by dividing total budgeted variable expenses, such as fuel, equipment repair, supplies, pilot lodging, meals and transportation, airport services and aircraft catering, by estimated flight hours for the year. With respect to Mr. Polk, any amounts exceeding $165,000 are deducted from amounts to be paid to him under the Bonus Plan. Since the cost of providing personal use of Company-owned aircraft to Mr. Polk in 2013 was $215,532, the amount paid to him under the Bonus Plan was reduced by $50,532.

(2)	Other Perquisites and Personal Benefits. The amounts in this column consist of (a) monthly cash stipends paid to each named executive officer which may be used for the purchase or lease of a personal automobile and related insurance and maintenance, income tax preparation services, estate planning services, financial planning services or other perquisites; and (b) all amounts paid by the Company for physical examinations of Messrs. Polk, Tarchetti, Burke and Stipancich, which are permitted pursuant to Company policy.

(3)	401(k) Savings and Retirement Plan. This column shows the amount of all Company Matching Contributions and Retirement Savings Contributions made for 2013 under the 401(k) Plan on behalf of each named executive officer.

(4)	SERP Cash Account Credit. Each of the named executive officers is eligible to participate in the 2008 Plan, including the SERP Cash Account feature. This column shows the employer contribution for 2013 (exclusive of employee deferrals) which was credited to each named executive officer’s SERP Cash Account in March of 2014, as described below under “Deferred Compensation Plans—2008 Plan.”

(5)	Insurance Premiums. This column shows all amounts paid by the Company on behalf of each named executive officer in 2013 for (a) life insurance premiums: Mr. Polk, $1,288; Mr. Martin, $1,089; Mr. Tarchetti, $404; Mr. Burke, $1,288; and Mr. Stipancich, $640; and (b) long-term disability insurance premiums: Mr. Polk, $4,160; Mr. Martin, $3,604; Mr. Tarchetti, $750; Mr. Burke, $4,563; and Mr. Stipancich, $3,025.

2013 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)(6)	Grant Date Fair Value of Stock Awards ($)(7)
		Thresh- old ($)(3)	Target ($)(4)	Maxi- mum ($)(5)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Michael B. Polk	2/6/2013				—	193,953	387,906		5,164,968
	2/6/2013							83,123	2,012,408
	2/6/2013	—	1,620,000	2,900,000
Douglas L. Martin	2/6/2013				—	30,111	60,222		801,856
	2/6/2013							20,074	485,992
	5/7/2013							600	16,068
	2/6/2013	—	459,000	918,000
Mark S. Tarchetti	1/2/2013				—	68,524	68,524		1,549,328
	1/2/2013					180,448	180,448		3,551,467
	2/6/2013					34,349	68,698		914,714
	2/6/2013							22,899	554,385
	2/6/2013	—	521,617	1,043,234
William A. Burke	2/6/2013				—	36,802	73,604		980,037
	2/6/2013							24,535	593,992
	5/7/2013							1,700	45,526
	2/6/2013	—	561,000	1,122,000
John K. Stipancich	2/6/2013				—	23,203	46,406		617,896
	2/6/2013							15,468	374,480
	5/7/2013							1,700	45,526
	2/6/2013	—	401,250	802,500

(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards. Potential payouts under the Bonus Plan were based on performance in 2013. Thus, the information in the “Target” and “Maximum” columns reflects the range of potential payouts when the performance goals were set in February 2013.

(2)	Estimated Future Payouts Under Equity Incentive Plan Awards. This column includes the number of performance-based RSUs granted in February 2013 to the named executive officers under the LTIP, and, with respect to Mr. Tarchetti, in connection with on-boarding awards made in January 2013. The target number of shares shown in the table reflects the number of shares that will be awarded if the three-year total shareholder return performance metric is met at the target level. Actual shares, if any, will be awarded in February 2016 and may range from 0% to 200% of the target. This column also includes 248,972 performance-based RSUs granted to Mr. Tarchetti in January 2013: 68,524 of these performance-based RSUs vested on December 31, 2013; 79,945 vested on January 2, 2014; and since the applicable performance metrics have been met the remaining 100,503 RSUs will vest on January 2, 2015. The performance-based RSUs granted in January 2013 to Mr. Tarchetti will only vest at 100% of target. For additional information on performance-based RSUs, see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards – No Threshold Payout. Pursuant to the Bonus Plan, performance at or below a specific percentage of a target goal will result in no payment with respect to that performance goal. As a result, no payment is to be made under the Bonus Plan until a minimum performance level for a performance goal, or threshold, is exceeded, and performance above such level will result in a payment ranging from $1 to the maximum bonus amount related to such goal, depending upon the level at which the goal was attained. For an explanation of the payouts made under the Management Cash Bonus Plan with respect to 2013 performance, see “Compensation Discussion and Analysis—Annual Incentive Compensation.”

(4)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards—Target Payout. Under the Bonus Plan, the amounts shown in this column represent: for Mr. Polk, 135% of full year salary; for Messrs. Martin, Tarchetti and Burke, 85% of full year salary and; for Mr. Stipancich, 75% of full year salary.

(5)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards—Maximum Payout. Under the Bonus Plan, the amounts shown in this column represent: for Mr. Polk, 270% of his full year salary subject to a cap of $2,900,000; for Messrs. Martin, Tarchetti and Burke, 170% of full year salary; and for Mr. Stipancich, 150% of full year salary.

(6)	All Other Stock Awards: Number of Shares of Stock or Units. This column shows the number of time-based RSUs awarded to the named executive officers in 2013. For additional information on these awards, see “Compensation Discussion and Analysis—Key Elements of Executive Compensation— Long-Term Incentive Compensation.”

(7)	Grant Date Fair Value of Stock Awards. This column shows the grant date fair value of awards of RSUs granted to the named executive officers, computed in accordance with ASC 718. See Footnote 14, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in the Company’s 2013 Annual Report on Form 10-K for an explanation of the assumptions made by the Company in valuing these awards.

Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards(1)				Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)(2)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Michael B. Polk(5)	0	225,872	15.15	7/18/2021	183,007	5,931,257	427,016	13,839,589
Douglas L. Martin(6)	12,000	0	22.98	5/13/2014	29,309	949,905	49,255	1,596,355
	12,000	0	22.38	2/10/2015
	9,600	0	23.99	2/8/2016
	12,000	0	30.37	2/6/2017
	12,000	0	23.32	2/13/2018
	9,701	0	13.64	2/10/2020
	0	6,788	19.68	2/9/2021
Mark S. Tarchetti(7)					22,899	742,157	214,797	6,961,571
William A. Burke(8)	20,000	0	30.37	2/6/2017	63,083	2,044,520	117,099	3,795,179
	0	36,429	19.68	2/9/2021
John K. Stipancich (9)	11,000	0	30.37	2/6/2017	40,646	1,317,337	73,400	2,378,894
	0	22,403	19.68	2/9/2021

(1)	Option Awards. Each stock option granted in 2010 and 2011 is subject to a three-year cliff vesting period and has a ten-year term. Options granted prior to 2009 become exercisable in annual cumulative installments of 20% commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant and have a ten-year term. Thus, the vesting date for each option award in this table can be calculated accordingly. Vesting may be accelerated and earlier exercise permitted as a result of death, disability, retirement or certain changes in control of the Company. All options were granted with exercise prices equal to the market value on the date of grant, based on the closing market price of the common stock for such date.

(2)	Number of Shares or Units of Stock That Have Not Vested. Represents all time-based RSU awards held by the named executive officer as of December 31, 2013. Except as described below, all time-based RSU awards awarded to the named executive officers vest on the third anniversary of the date of grant.

(3)	Market Value of Shares or Units of Stock That Have Not Vested. Represents the value of the number of shares of common stock covered by the time-based RSU awards valued using $32.41 (the closing market price of the Company’s common stock on December 31, 2013).

(4)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. Represents the value of the number of shares of common stock covered by the performance-based RSU awards using $32.41 (the closing market price of the Company’s common stock on December 31, 2013). The value provided assumes the performance-based RSU awards pay out at target and the stock price targets are achieved.

(5)	Vesting Dates—Polk. The vesting dates of the time-based RSU awards are as follows: February 8, 2015 (99,884 RSUs) and February 6, 2016 (83,123 RSUs). The vesting dates of the performance-based RSUs are as follows: February 8, 2015 (233,063 RSUs) and February 6, 2016 (193,953 RSUs).

(6)

Vesting Dates—Martin.    The vesting dates of the time-based RSU awards are as follows: February 8, 2014 (1,541 RSUs), February 9, 2014 (2,656 RSUs), June 30, 2014 (2,896 RSUs), February 8, 2015 (1,542 RSUs), February 6, 2016 (20,074 RSUs) and May 7, 2016 (600 RSUs). The vesting dates of the performance-based RSU awards are as follows: February 9, 2014 (3,541 RSUs), February 8, 2015 (6,936 RSUs) and February 6, 2016 (30,111 RSUs). Since the stock price performance criteria have been met, the vesting dates of the remaining 8,667 performance-based RSU awards are September 28, 2014 (4,333 RSUs) and September 28, 2015 (4,334 RSUs).

(7)	Vesting Dates—Tarchetti. The vesting date of the time-based RSU award (22,899 RSUs) and the performance-based RSU award (34,349 RSUs) is February 6, 2016. Since the stock price performance criteria have been met, of the remaining 180,448 performance-based RSU awards 79,945 vested on January 2, 2014, and 100,503 RSUs will vest on January 2, 2015.

(8)	Vesting Dates—Burke. The vesting dates of the time-based RSU awards are as follows: February 9, 2014 (14,253 RSUs), February 8, 2015 (22,595 RSUs), February 6, 2016 (24,535 RSUs) and May 7, 2016 (1,700 RSUs). The vesting dates of the performance-based RSU awards are as follows: February 9, 2014 (19,004 RSUs), February 8, 2015 (33,893 RSUs) and February 6, 2016 (36,802 RSUs). Since the stock price performance criteria have been met, the vesting dates of the remaining 27,400 performance-based RSU awards are November 6, 2014 (13,700 RSUs) and November 6, 2015 (13,700 RSUs).

(9)	Vesting Dates—Stipancich. The vesting dates of the time-based RSU awards are as follows: February 9, 2014 (8,765 RSUs), February 8, 2015 (14,713 RSUs), February 6, 2016 (15,468 RSUs) and May 7, 2016 (1,700 RSUs). The vesting dates of the performance-based RSU awards are as follows: February 9, 2014 (11,687 RSUs), February 8, 2015 (22,070 RSUs) and February 6, 2016 (23,203 RSUs). Since the stock price performance criteria have been met, the vesting dates of the remaining 16,440 performance-based RSU awards are November 6, 2014 (8,220 RSUs) and November 6, 2015 (8,220 RSUs).

2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(2)
Michael B. Polk	—	—	761,679	20,588,183
Douglas L. Martin	—	—	16,928	420,991
Mark S. Tarchetti	—	—	68,524	2,220,863
William A. Burke	54,100	525,852	75,379	1,878,823
	50,000	260,500
	125,000	830,750
John K. Stipancich	8,000	19,200	49,059	1,219,020
	27,000	278,100
	27,800	88,788

(1)	Value Realized on Exercise. The dollar value realized reflects the difference between the closing price of the Company’s common stock on the date of exercise and the stock option exercise price.

(2)	Value Realized on Vesting. Represents the number of vested shares of RSUs valued using the closing market price of the Company’s common stock on the relevant vesting date.

Retirement Plans

The Company provides its eligible executives in the U.S. with retirement benefits using a combination of the Newell Rubbermaid Inc. Pension Plan (the “Pension Plan”), the Newell Rubbermaid 401(k) Savings and Retirement Plan, the Newell Rubbermaid Inc. Supplemental Executive Retirement Plan (the “SERP”) and 2008 Deferred Compensation Plan (the “2008 Plan”).

2013 Pension Benefits

The Company provides defined benefit compensation under the SERP and Pension Plan for those named executive officers who participate in one or both of such plans (namely, Messrs. Martin and Burke). This table shows: (1) the years of credited service for benefit purposes currently credited to each named executive officer under the SERP and Pension Plan as of December 31, 2013; and (2) the current present value of the accumulated benefits payable under the SERP and Pension Plan to each named executive officer as of December 31, 2013 (if commencing at age 65).

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)
Douglas L. Martin	SERP	26 years, 4 months	2,293,143	—
	Pension Plan	17 years, 4 months	186,828	—
William A. Burke	SERP	11 years, 1 month	1,129,999	—
	Pension Plan	2 years, 1 month	56,125	—

(1)	Years of Credited Service. The years of credited service for benefit purposes shown in this column for the SERP are calculated as of December 31, 2013, the measurement date used for reporting purposes in the Company’s 2013 Form 10-K. The years of credited service for benefit purposes for the Pension Plan are through December 31, 2004, the effective date for which the Pension Plan discontinued future benefit accruals.

(2)	Present Value of Accumulated Benefit. The present value of accumulated benefits shown in this column are calculated as of December 31, 2013, the measurement date used for reporting purposes in the Company’s 2013 Form 10-K. Assumptions used in determining these amounts include a 4.50% discount rate and the RP-2000 projected to 2020 Combined Healthy Mortality Table, consistent with assumptions used for reporting purposes in the Company’s 2013 Form 10-K of the present value of accumulated benefits under the SERP and Pension Plan, except without reduction for mortality risk before age 65. See Footnote 12 to the Consolidated Financial Statements contained in the Company’s 2013 Annual Report on Form 10-K for information regarding the assumptions used by the Company for reporting purposes. The present values for the SERP reflect an offset for the executive’s Social Security benefit, a Pension Plan benefit amount and the executive’s SERP Cash Account feature of the 2008 Plan. A discussion of the SERP appears below.

(3)	Payments During Last Fiscal Year. No named executive officer received payments from the SERP or Pension Plan during 2013.

SERP

The SERP is intended to offer competitive benefits to attract and retain executive talent and covers executives who were participants prior to January 1, 2007 (namely, Messrs. Martin and Burke). Messrs. Polk, Tarchetti and Stipancich do not participate in the SERP.

Gross Benefit Formula.    The SERP calculates a gross pension benefit payable at Normal Retirement Date (age 65) prior to applying certain benefit offsets. The gross SERP benefit formula for Messrs. Martin and Burke is a monthly benefit equal to 1/12th of 67% of average compensation for the five consecutive years in which it was highest, reduced proportionately if years of credited service are less than 25. Effective April 1, 2013, the level of compensation and offsets used to determine benefits to be paid under the SERP were frozen. However, executives who participate in the SERP will continue to earn service for purposes of benefit accruals and vesting.

Compensation.    Compensation for purposes of the gross SERP benefit formula generally includes base salary and management cash bonus amounts, paid prior to April 1, 2013. However, for an executive employed before January 1, 2006 (namely, Messrs. Martin and Burke), the amount of bonus compensation for 2006 and through March 31, 2013, generally was adjusted to equal the amount that would have been received by him under the bonus plan in effect for 2005.

Social Security and Pension Benefit Offsets.    The gross SERP benefit of each executive is reduced by his monthly primary Social Security benefit and Pension Plan benefit at age 65. The offset for the Pension Plan benefit is based on his marital status (i.e., a joint and 50% survivor annuity if married and a single life annuity if not married), includes the benefit the executive would have accrued by April 1, 2013 if the Company had not frozen new enrollment and benefit accruals under the Pension Plan effective December 31, 2004 and is applied without regard to his vested status in any actual Pension Plan benefit.

SERP Present Value, Cash Account Offset.    The executive’s gross SERP benefit, as reduced by his foregoing Social Security and Pension Plan benefit amounts, is converted to a lump sum present value amount as of January 1st following the year of the executive’s termination of employment. The actuarial assumptions for this purpose are based on the discount rate and mortality assumptions used by the Company in its Form 10-K for pension expense reporting purposes for the year of the executive’s termination of employment, except using a unisex mortality table and without reduction for mortality risk before age 65. The lump sum amount is then reduced (to not less than zero) by the full balance as of April 1, 2013 (both vested and unvested amounts) of the participant’s SERP Cash Account under the 2008 Plan accumulated with earnings through the January 1st after the year of the executive’s termination of employment. The remaining SERP balance (if any) is transferred to the executive’s SERP Cash Account under the 2008 Plan, for the payout described below.

Benefit Entitlement.    An executive becomes vested in his SERP benefit as follows: (1) upon employment on or after age 60, (2) upon involuntary termination with 15 years of credited service, (3) upon death during employment, (4) upon 15 years of credited service, if employed on the date of any sale of his affiliate or division of the Company, (5) “Rule of 75 Vesting”: upon retirement under the Company’s retirement guidelines, if generally the sum of his age and years of service is 75 or more and he is at least 55 years old with five years of service, is not terminated for cause and enters into certain restrictive covenants with the Company or (6) upon a change in control of the Company, as defined in the 2003 Stock Plan. Mr. Burke was not vested under the SERP as of December 31, 2013. However, Mr. Martin is 100% vested, per the terms of the SERP, pursuant to a prior arrangement.

Time and Form of Benefit Payment.    For SERP benefits accrued at a level of President or above, per the terms of the SERP an executive will receive his SERP benefit at the same time and in the same form as payment of his SERP Cash Account under the 2008 Plan (i.e., a lump sum or in annual installments not to exceed ten years). The payment or commencement of the SERP benefit will be in the year after the year of the executive’s termination of employment, but not sooner than six months after the date of such termination. Mr. Martin’s SERP benefits accrued at a Vice President level prior to his promotion in 2012 will be paid per the terms of the SERP plan as an annuity commencing at age 65, or reduced for early retirement.

Forfeiture Events.    An executive will forfeit the SERP benefit if his employment is terminated due to fraud, misappropriation, theft, embezzlement or intentional breach of fiduciary duty, he competes with the Company in the areas that it serves, he makes an unauthorized disclosure of trade or business secrets or privileged information, he is convicted of a felony connected with his employment or he makes a material misrepresentation in any document he provides to or for the Company.

Assumptions.    The assumptions used in calculating the present value of the accumulated benefit under the SERP are set forth in Footnote (2) to the 2013 Pension Benefits table above.

Pension Plan

The Pension Plan is a tax-qualified pension plan covering all eligible U.S. employees of the Company. The Pension Plan was amended to cease future benefit accruals and to suspend the addition of any future participants for non-union employees, including the named executive officers, beginning on January 1, 2005. As a result, among the named executive officers, only Messrs. Martin and Burke are participants in the Pension Plan.

Benefit Formula.    With respect to Messrs. Martin and Burke, benefits were accrued at the rate of 1.37% of compensation not in excess of $25,000 for each year of service plus 1.85% of compensation in excess of $25,000. For purposes of the Pension Plan, compensation generally includes regular or straight-time salary or wages, up to the applicable Internal Revenue Code limits. Messrs. Martin and Burke do not earn any additional pension benefits after December 31, 2004. However, they continue to earn years of service for vesting and early retirement eligibility purposes.

Retirement Benefit.    Messrs. Martin and Burke are not yet eligible for a normal or early retirement benefit under the Pension Plan. However, since they have completed five years of service, they are eligible for a deferred retirement benefit following termination of employment, beginning at age 65. They will become eligible for a reduced early retirement benefit at age 60 if they terminate employment with at least 15 years of vesting service.

Form of Benefit Payment.    The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity, which is the normal form of benefit for an unmarried participant. The normal form of benefit for a married participant is a joint and 50% survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 50% of the reduced monthly amount for life.

Assumptions.    The assumptions used in calculating the present value of accumulated benefits under the Pension Plan are set forth in Footnote (2) to the 2013 Pension Benefits table above.

401(k) Savings and Retirement Plan

In order to make up in part the Pension Plan benefits that stopped accruing as of December 31, 2004, the Company amended its 401(k) Plan to provide retirement contributions for eligible non-union participants beginning in 2005.

The Company makes retirement contributions to a participant’s account each year under the 401(k) Plan in accordance with the following schedule:

Age + Completed Years of Service	% of Covered Pay
Less than 40	2
40-49	3
50-59	4
60 or more	5

All retirement contributions become vested after three years of service, beginning on the participant’s date of hire. The retirement contributions made for each named executive officer are reflected in the “All Other Compensation” column of the Summary Compensation Table. All named executive officers, except Mr. Polk and Tarchetti, are fully vested in the retirement contributions as of December 31, 2013.

2013 Nonqualified Deferred Compensation

This table shows the contributions made by each named executive officer and the Company in 2013, the earnings accrued on the named executive officer’s account balances in 2013 and the account balances at December 31, 2013 under each of the Newell Co. Deferred Compensation Plan (the “Newell Co. Plan”), the Newell Rubbermaid 2002 Deferred Compensation Plan (the “2002 Plan”), and the 2008 Plan.

Name	Name of Plan	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings (Loss) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
Michael B. Polk	2008 Plan	—	533,396	61,873	—	1,054,509
Douglas L. Martin	Newell Co. Plan	—	—	5,766	—	118,823
	2002 Plan	—	—	17,368	—	95,312
	2008 Plan	—	413,532	1,308	—	425,228
Mark S. Tarchetti	2008 Plan	—	21,520	0	—	21,520
William A. Burke	2008 Plan	—	262,166	139,102	—	845,475
John K. Stipancich	2008 Plan	—	235,320	13,493	—	567,616

(1)	Executive Contributions in Last FY. No named executive officers deferred compensation during 2013.

(2)	Company Contributions in Last FY. For 2013, the Company credited each named executive officer’s SERP Cash Account with these amounts under the 2008 Plan in March 2014, as reported in the All Other Compensation column (herein, the “AOC” column) of the 2013 Summary Compensation Table (the “SCT”).

(3)	Aggregate Earnings (Loss) in Last FY. The investment earnings/loss for 2013 reported in this column for each named executive officer is not included in the 2013 SCT, except that above market earnings of $2,479 earned by Mr. Martin under The Newell Co. Plan, and $5,182 earned by Mr. Stipancich under the SERP Cash Account feature of the 2008 Plan are reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)	Aggregate Withdrawals/Distributions. No named executive officers received withdrawals during 2013.

(5)	Aggregate Balance at Last FYE. The following amounts were reported in the SCT in prior years: Mr. Polk $456,450; Mr. Martin $10,388; and Mr. Burke $254,307. All SERP Cash Account credits are reported in the AOC column of the SCT.

Deferred Compensation Plans

The Company maintains the Newell Co. Plan, the 2002 Plan, and the 2008 Plan. The 2008 Plan, which was adopted effective as of January 1, 2008, succeeded the 2002 Plan with respect to all SERP Cash Accounts held under the 2002 Plan and executive deferrals (and earnings thereon) made under the 2002 Plan on and after January 1, 2005. The 2002 Plan continues to govern the distribution of deferrals that were made prior to January 1, 2005, but no additional amounts (other than earnings on prior deferrals) are credited under the 2002 Plan.

2008 Plan

Eligibility.    All of the named executive officers are eligible to participate in the 2008 Plan.

Participant Contributions.    For each calendar year, a participant can elect to defer up to 50% of his base salary and up to 100% of any cash bonus paid for the calendar year to the 2008 Plan. The deferred amounts are credited to an account established for the participant.

SERP Cash Account Feature—Basic Contribution.    All named executive officers participate in the SERP Cash Account feature under the 2008 Plan. All named executive officers receive an annual basic contribution credit, as provided in the table below.

	Effective January 1 – March 31, 2013	Effective April 1 – December 31, 2013
Age + Completed Years of Service	% of Compensation	% of Compensation
Less than 40	3	6
40-49	4	7
50-59	5	8
60 or more	6	9

SERP Cash Account—Supplemental Contribution.    If the executive was not a participant in the SERP before January 1, 2007 (namely, Messrs. Polk and Stipancich), the executive also is credited with a supplemental contribution amount under his SERP Cash Account equal to 10% of salary and bonus. The supplemental 10% contribution is provided in consideration for the executive not participating in the SERP. Effective April 1, 2013, the supplemental contribution was eliminated.

SERP Cash Account—Transition Contribution.    Effective April 1, 2013, a SERP Cash Account transition contribution will be earned by all named executive officers, except for Mr. Tarchetti. The transition contribution is made to the SERP Cash Account for each named executive officer annually over a five year period. These transition contributions are made in addition to the basic 6% to 9% annual contributions described above. The transition contribution will vest on March 31, 2016 (or immediately for contributions made thereafter) as long as the executive is actively employed on such date. They will also vest upon death, disability or a change of control, as defined in the 2003 Stock Plan. Pursuant to a prior arrangement, Mr. Martin’s supplemental contributions will be vested when made. Transition contributions are provided in the table below. All named executive officers, except for Mr. Tarchetti, receive this transition contribution credit. Mr. Tarchetti is not eligible due to his hire date in 2013.

Named Executive Officer	% of Compensation
Michael B. Polk	11
Douglas L. Martin	42
William A. Burke	17
John K. Stipancich	20

Additional Contributions.    The Company may make additional discretionary matching and retirement savings contributions for participants whose Company matching and retirement savings contributions to the Company’s 401(k) Savings and Retirement Plan are reduced due to their compensation deferrals under the 2008 Plan. Historically, the Company has made additional retirement savings contributions but not additional Company matching contributions. None of the named executive officers received such additional retirement savings contributions in 2013.

Compensation.    Prior to April 1, 2013, compensation for purposes of the SERP Cash Account depended mainly on the executive’s employment date and participation date in the SERP Cash Account under the 2008 Plan and its predecessor, the 2002 Plan.

For an executive who first participated in the SERP Cash Account on or after January 1, 2007 (namely, Messrs. Polk, Tarchetti, and Stipancich), as applicable for the basic contribution, compensation generally was the sum of his (1) base salary paid during the calendar year over the IRS maximum compensation limit for qualified retirement plans (i.e., $255,000 for 2013) and (2) management cash bonus (if any) paid in the same calendar year. However, for the supplemental 10% contribution, compensation generally was the sum of his (1) base salary paid during the calendar year and (2) management cash bonus (if any) paid in the same calendar year.

For an executive who first participated in the SERP Cash Account before January 1, 2007 (namely, Messrs. Martin and Burke), as applicable for the basic contribution, compensation generally was the sum of his (1) base salary paid during the calendar year and (2) management cash bonus (if any), as adjusted to equal the amount that would have been received by him under the Bonus Plan in effect for 2005.

Effective April 1, 2013, compensation for purposes of determining the SERP Cash Account basic contribution generally is the sum of his (1) base salary paid during the calendar year over the IRS maximum compensation limit for qualified retirement plans and (2) management cash bonus (if any) paid in the same calendar year. Compensation for purposes of determining the SERP Cash Account transition contribution generally is the sum of his (1) base salary paid during the calendar year and (2) management cash bonus (if any) paid in the same calendar year.

Vesting.    A participant is fully vested in the portion of his account attributable to deferrals of salary and bonus. The SERP Cash Account portion vests over a 10-year period beginning at six years of credited service, at a rate equal to 10% per year with the participant becoming 100% vested after 15 years of credited service. In addition, a participant will become fully vested in the SERP Cash Account (1) upon employment on or after age 60, (2) upon death or disability during employment, (3) upon retirement under the Company’s retirement guidelines, if generally the sum of his age and years of service is 75 or more and he or she is at least 55 years old with five years of service, is not terminated for cause and enters into certain restrictive covenants with the Company or (4) upon a change in control of the Company, as defined in the 2003 Stock Plan. As of December 31, 2013, Mr. Martin was 100% vested in his SERP Cash Account balances, while Mr. Burke was 60% vested, Mr. Stipancich was 40% vested, and Messrs. Polk and Tarchetti were 0% vested in their respective SERP Cash Account balances.

Effective January 1, 2014, all active participants became 100% vested in their SERP Cash Account balances, except for the portion of their account attributable to SERP Cash Account transition contributions which will vest on March 31, 2016 as long as the executive is actively employed on such date, or upon death, disability or a change in control (as defined in the 2003 Stock Plan). Pursuant to a prior arrangement, Mr. Martin’s transition contributions will be vested when made.

Investments.    Each participant’s account is credited with earnings and losses based on investment alternatives made available in the 2008 Plan and selected by the participant from time to time.

Distributions.    At the time a participant makes a deferral election, he or she must elect whether such amount is to be paid in a lump sum or in annual installments of not more than 10 years (five years in the case of in-service distributions). However, his account will be paid out in a lump sum upon termination of employment prior to attaining age 55. The SERP Cash Account will be paid out in a lump sum upon termination of employment for each named executive officer. The payment or commencement of the benefits will be made in the year after the year of the participant’s termination of employment, but not sooner than six months after the date of such termination. A participant also may elect, at the time of his initial deferral election, to have deferrals paid in January of any year during his employment, provided that the payment date is at least two years after the year for which the election is effective and amounts subject to such payment election will become payable upon his termination of employment.

In addition, upon a participant’s death, his deferrals and Company contributions will be paid to his beneficiaries in accordance with the participant’s payment election for amounts payable on a termination of employment. Upon a participant’s termination of employment within two years following a change in control of the Company (for Internal Revenue Code Section 409A purposes), his entire undistributed account under the 2008 Plan will be paid in a lump sum on the first business day of the seventh month following the participant’s termination of employment. A participant may also request a distribution as necessary to satisfy an unforeseeable emergency.

2002 Plan

Effective January 1, 2008, the 2002 Plan was frozen with respect to future contributions. All amounts that were earned and vested under the 2002 Plan as of December 31, 2004 (other than amounts credited to the SERP Cash Account) continue to be governed by the terms of the 2002 Plan. Mr. Martin is the only named executive officer who participates in the 2002 Plan, in which he is fully vested. In general, the terms of the 2002 Plan with respect to investments and plan funding are the same as the 2008 Plan (described above).

Amounts deferred under the 2002 Plan may be paid:

•

in a lump sum or in annual installments (not to exceed 10 years) commencing in January of any year that follows the participant’s termination of employment, but not later than the January following the year the participant attains age 65; provided that if a participant’s employment terminates prior to age 60 and such termination is voluntary, or involuntary due to cause, the participant’s account will be distributed as soon as practicable;

•

in a lump sum or in annual installments (not to exceed 5 years) commencing in January of any year during the participant’s employment; provided that if the participant’s employment terminates voluntarily, or involuntarily due to cause, all scheduled in-service payments will be made as soon as practicable after such termination;

•	in an immediate lump sum at the election of the participant, subject to the requirement that the participant forfeit 10% of his account;

•

upon the participant’s death or disability, in accordance with the payment schedule that has already commenced, or if payment of the participant’s account has not commenced, at the time of such death or disability, in accordance with the payment schedule elected by the participant;

•

in a lump sum upon a change in control of the Company, provided that if the election to receive any portion of the account on a change in control is made within one year of the change in control, the amount distributed to the participant will be reduced by 5%; and

•	in the discretion of the Committee, upon a Participant’s unforeseeable emergency, an amount necessary to meet the need.

Newell Co. Deferred Compensation Plan

The Newell Co. Plan is a non-qualified deferred compensation plan pursuant to which eligible employees could defer a portion of their cash bonus compensation. Deferrals ceased when the 2002 Plan was adopted, although the participants continue to maintain account balances under the Newell Co. Plan which are credited with earnings as described below. Mr. Martin is the only named executive officer who has an account balance under the Newell Co. Plan. The material terms and conditions of the Newell Co. Plan as they pertain to Mr. Martin are as follows:

Interest.    Prior to April 1, 2012, amounts credited to a plan account before January 1, 1997 were credited interest at the rate published in the Midwest Edition of The Wall Street Journal for United States Treasury Bills and amounts credited to a plan account on or after January 1, 1997 were credited interest at a fixed rate of 10% compounded quarterly. Beginning April 1, 2012, a participant’s entire Plan account is being credited with earnings and losses based on investment alternatives made available in the 2008 Plan and selected by the participant from time to time.

Distributions and Withdrawals.    In 2005, Mr. Martin elected to receive quarterly payments over 10 years upon retirement. A participant may take an in-service withdrawal of any amounts that have been credited to his account for at least 36 months. Payment of this withdrawal will be made in a lump sum 12 months following the date of the request unless the participant terminates employment or dies before the payment is made. A participant may also make an in-service lump sum withdrawal if he has an unforeseeable emergency or if the Company undergoes a “change in control” as defined in the Newell Co. Plan.

Potential Payments Upon Termination or Change in Control of the Company

The Company provides certain additional benefits to eligible employees upon certain types of termination of employment, including termination of employment following a change in control of the Company or only upon a change in control of the Company. All named executive officers are eligible for benefits under these circumstances as of December 31, 2013.

Termination of Employment Following a Change in Control

Employment Security Agreements

The Company has entered into Employment Security Agreements (“ESAs”) with each current named executive officer, as well as with certain other key employees, to provide benefits upon certain terminations of employment following a change in control of the Company.

In General:    The ESAs provide for benefits upon either of two types of employment termination that occur within 24 months after a change in control of the Company: (i) an involuntary termination of the executive’s employment by the Company without “good cause”; or (ii) a voluntary termination of employment for “good reason”.

For purposes of the ESAs, a “change in control” generally means: (a) a person acquires 25% or more of the voting power of the Company’s outstanding securities; (b) a merger, consolidation or similar transaction that generally involves a change in ownership of at least 50% of the Company’s outstanding voting securities; (c) a sale of all or substantially all of the Company’s assets that generally involves a change in ownership of at least 50% of the Company’s outstanding voting securities; or (d) during any period of two consecutive years or less, the incumbent directors cease to constitute a majority of the Board.

Further, “good cause” exists under the ESAs if the executive in the performance of his or her duties engages in misconduct that causes material harm to the Company or the executive is convicted of a criminal violation involving fraud or dishonesty. Finally, “good reason” exists under the ESAs if there is a material diminution in the nature or the scope of the executive’s authority, duties, rate of pay or incentive or retirement benefits; the executive is required to report to an officer with a materially lesser position or title; the Company relocates the executive by 50 miles or more; or the Company materially breaches the provisions of the ESA. However, “good reason” will not exist if the Company’s reduction in benefits under an incentive or retirement plan is applicable to all other plan participants who are senior executives and either (1) the reduction is a result of an extraordinary decline in the Company’s earnings, share price or public image or (2) the reduction is done to bring the plan(s) in line with the compensation programs of comparable companies.

The benefits provided upon such a termination of employment include the following (which are quantified in the table that follows this discussion):

•

A lump sum severance payment equal to the sum of: (1) two times (three times in the case of Mr. Polk) the executive’s annual base salary, (2) two times (three times in the case of Mr. Polk) the executive’s bonus under the Bonus Plan and (3) a pro-rata portion of the executive’s bonus under the Bonus Plan for the year of the executive’s termination of employment.

•

All benefits under the SERP and the 2008 Plan (to the extent applicable to the named executive officer) become fully vested and the equivalent of the unvested portion of the executive’s benefits under the 401(k) Plan shall be paid in a lump sum.

•

All Company stock options held by the executive will become immediately exercisable and remain exercisable until the earlier of three years thereafter or the remaining term of the options; all restrictions on any Company restricted securities and RSUs held by the executive will lapse; and all performance goals on Company performance-based awards will be deemed satisfied at the target level.

•

Continued medical coverage provided in the form of subsidized COBRA coverage that extends generally for 24 months, coverage under all other welfare plans generally for 24 months, outplacement services for six months and the payment of certain out of pocket expenses of the executive.

•

No gross-up payment will be made to cover any excise and related income tax liability arising under Sections 4999 and 280G of the Internal Revenue Code as a result of any payment or benefit arising under the ESA. Instead, the ESAs provide for a reduction in amounts payable so that no excise tax would be imposed. However, a reduction in payments will not occur if the payment of the excise tax would produce a greater overall net after-tax benefit.

The ESAs contain restrictive covenants that prohibit the executive from (1) associating with a business that is competitive with any line of business of the Company for which the executive provided services, without the Company’s consent and (2) soliciting the Company’s agents and employees. These restrictive covenants remain in effect during the 24-month severance period.

2010 Stock Plan and 2013 Incentive Plan

If any awards under the 2010 Stock Plan or the 2013 Incentive Plan are replaced with equivalent equity awards upon a change in control, then upon a termination of employment without good cause or for good reason within two years following the change in control, all such awards become fully exercisable and all restrictions applicable to such awards will terminate or lapse.

For purposes of the 2010 Stock Plan and the 2013 Incentive Plan, a “change in control” generally has the same meaning as applicable for the ESAs. Further, “good cause” exists if a participant willfully engages in misconduct that causes material harm to the Company or the participant is convicted of a criminal violation involving fraud or dishonesty. Finally, “good reason” exists if there is a material diminution in the nature or the scope of the executive’s authority, duties, rate of pay or incentive or retirement benefits; the Company relocates the executive by 50 miles or more; or the Company materially breaches the provisions of an award agreement.

SERP/2008 Plan

See the discussion under “2013 Pension Benefits – SERP” and “2013 Nonqualified Deferred Compensation—2008 Plan” for an explanation of the benefits payable to a named executive officer upon the executive’s termination of employment in connection with a change in control. For purposes of the SERP and 2008 Plan, a “change in control” is determined under the 2003 Stock Plan. See 2003 and 2010 Stock Plans and 2013 Incentive Plan, below.

Mr. Polk’s Compensation Arrangement

Under Mr. Polk’s Compensation Arrangement and ESA, the benefits payable to him upon his termination of employment following a change in control (or generally upon a change in control) are governed exclusively by the ESA, 2010 Stock Plan, 2013 Incentive Plan and 2008 Plan. Mr. Polk’s general severance benefits under his Compensation Arrangement apply only upon his qualifying termination of employment prior to a change in control. For additional information see “Compensation Discussion and Analysis—Michael Polk’s Compensation Arrangement.

Termination of Employment—No Change in Control

Company Severance Plans

As described above under the caption “Compensation Discussion and Analysis—Severance Plans”, the Company has two severance plans that provide benefits to non-union employees, including the named executive officers (except for Mr. Polk), who are involuntarily terminated.

The Supplemental Unemployment Pay Plan (“Supplemental Plan”) provides benefits in the event the named executive officer is terminated involuntarily without cause due to a plant closing, layoff, reduction in force, reorganization or other similar event. The amount of the monetary benefit is equal to one week of pay for each year of service (up to a maximum of 25 weeks), less an estimate of the governmental unemployment benefits available to the named executive officer. An extension of benefits (up to a maximum of 4 weeks) may be provided, in the sole discretion of the Company.

The Excess Severance Pay Plan (“Excess Plan”) provides benefits in the sole discretion of the Company any time a named executive officer is involuntarily terminated. The amount and duration of the monetary benefit is determined by the Company in its sole discretion, but the Company considers the executive’s position in the Company in addition to length of service in determining the amount and duration of the severance benefit.

Benefits are generally not paid under the Supplemental Plan if the named executive officer fails to qualify for state unemployment benefits or declines a reasonable offer of continued employment. Severance benefits are not paid under either plan if the named executive officer receives severance pursuant to a separate agreement that does not specifically provide for continued eligibility under the severance plans. Benefits under both plans are contingent upon the named executive officer’s execution of a release of claims against the Company. In addition, both plans provide continued health coverage pursuant to COBRA, with the named executive officer paying active employee premium rates for the duration of the severance period.

Monetary benefits under both plans are paid in installments on a periodic pay cycle. Under the Supplemental Plan, benefit payments and COBRA subsidy payments will stop if the named executive officer ceases to be eligible for state unemployment benefits or obtains other employment. Benefit payments and COBRA subsidy payments also cease under the Excess Plan if the named executive officer obtains other employment, but the Excess Plan provides for a discretionary benefit of up to 50% of the severance benefits that would have been paid for the remainder of the severance period.

2003 and 2010 Stock Plans and 2013 Incentive Plan

The following applies to stock options and RSUs issued under the 2003 Stock Plan, 2010 Stock Plan and 2013 Incentive Plan upon termination of employment, retirement generally and under the Company’s retirement guidelines, death or disability.

Stock Options:    In general, if an individual’s employment terminates for any reason other than death, disability or retirement, then all of his or her options expire on, and cannot be exercised after, the date of his or her termination. However, if the individual’s employment terminates due to death or disability, then all outstanding options fully vest and continue to be exercisable for one year following his or her termination (or the expiration of the term of the option, if earlier).

With respect to the stock options awarded to Mr. Polk in 2011 pursuant to his Compensation Arrangement, in addition to the above, if he is involuntarily terminated (except for good cause or violation of the Company’s Code of Business Conduct and Ethics) or voluntarily terminates his employment for good reason, then all such outstanding options fully vest and continue to be exercisable for one year following his termination (or the expiration of the term of the option, if earlier).

If the individual’s employment terminates due to retirement at age 65 or later, then all outstanding options granted before 2008 fully vest and continue to be exercisable until the earlier of one year following termination or the expiration of the term of the option. However, under the Company’s retirement guidelines, outstanding options granted in 2008 or later will vest and remain exercisable, if the individual is at least age 55 with five years of service, is not terminated for cause, enters into certain restrictive agreements with the Company, and meets certain age and service requirements in accordance with the following table:

Qualification	Options Granted in 2008 and Later
Age 65, or sum of age and years of service is at least 70	Unvested options immediately vest. Options remain exercisable until the earlier of ten years following termination or the expiration of the option term.

Sum of age and years of service is at least 65 but less than 70	Unvested options immediately vest. Options remain exercisable until the earlier of five years following termination or the expiration of the option term.

Sum of age and years of service is at least 60 but less than 65	Unvested options are cancelled. Vested options remain exercisable until the earlier of one year following termination or the expiration of the option term.

Restricted Stock Units (RSUs):    In general, if a named executive officer’s employment terminates for any reason other than death, disability or retirement, then his or her RSUs that have not yet vested are forfeited. However, if the named executive officer’s employment terminates due to death or disability, then all restrictions lapse, and all RSUs fully vest, on the date of his or her termination.

If the named executive officer’s employment terminates due to retirement, under the Company’s retirement guidelines, a portion of the unvested RSUs become vested if the individual is at least age 55 with five years of service, is not terminated for cause, enters into certain restrictive agreements with the Company, and meets certain age and service requirements, depending upon the date and nature of the grant, in accordance with the following table:

Qualification	Time-Based RSUs	Performance-Based RSUs
Age 65, or sum of age and years of service is at least 75	100% of any awards made at least 12 months from date of retirement, plus 100% of pro-rata value of any award made less than 12 months prior to retirement.	Awards continue to vest per the terms of the award agreement and are paid based on actual Company performance. At the end of the vesting period, (i) eligible for 100% vesting of awards that were awarded at least 12 months from date of retirement and (ii) eligible for 100% of pro-rata value of any awards that were awarded less than 12 months from date of retirement.

Sum of age and years of service is at least 70 but less than 75	75% of pro-rata value	Awards will continue to vest per the terms of the award agreement and are paid based on actual Company performance. At the end of the vesting period, eligible for 75% of pro-rata value of award that vested per the agreement.

Sum of age and years of service is at least 65 but less than 70	50% of pro-rata value	Awards will continue to vest per the terms of the award agreement and are paid based on actual Company performance. At the end of the vesting period, eligible for 50% of pro-rata value of award that vested per the agreement.

Sum of age and years of service is at least 60 but less than 65	25% of pro-rata value	Awards will continue to vest per the terms of the award agreement and are paid based on actual Company performance. At the end of the vesting period, eligible for 25% of pro-rata value of award that vested per the agreement.

Additional Provisions:    The Board of Directors may condition the grant of an equity award upon the executive entering into one or more agreements with the Company not to compete with, or solicit the customers or employees of, the Company. Further, in the event of the executive’s termination of employment with the Company generally without cause, the Board has the discretion to accelerate the date as of which any stock option may become exercisable or to accelerate the date as of which the restrictions will lapse with respect to RSUs or other awards. Further, additional provisions may apply under the terms of the executive’s individual award letter.

Management Cash Bonus Plan

Under the Company’s retirement guidelines, an executive will be eligible for a bonus payment based on his or her current year earnings and paid at the normal bonus timetable, subject to attainment of his or her annual performance goals, if the individual is at least age 55 with five years of service, is not terminated for cause, enters into certain restrictive agreements with the Company and the sum of his or her age and years of service is at least 60.

SERP/2008 Deferred Compensation Plan

The vesting provisions that apply to a named executive officer’s benefits under the SERP and 2008 Plan can depend on the circumstances under which his employment terminates. See the discussion under the caption “Retirement Plans.”

Under the SERP, assuming a termination of employment on December 31, 2013 for other than death, no current named executive officer who participates in the SERP would be entitled to a SERP benefit except for Mr. Martin. However, upon a termination of employment on December 31, 2013 due to death, each named executive officer who participates in the SERP would be entitled to a special preretirement death benefit, in lieu of any retirement benefit under the SERP.

Under the 2008 Plan, assuming a termination of employment on December 31, 2013 due to death or disability, each current named executive officer would be entitled to the entire balance of his 2008 Plan account as reported in the “Aggregate Balance at Last FYE” column of the 2013 Nonqualified Deferred Compensation table.

Mr. Polk Compensation Arrangement

For additional information regarding Mr. Polk’s Compensation Arrangement and the benefits payable to him in the event he is involuntarily terminated except for good cause prior to a change in control or voluntarily terminates for good reason, see “Compensation Discussion and Analysis—Michael Polk’s Compensation Arrangement”.

Change in Control Only—No Termination of Employment

2003 and 2010 Stock Plans and 2013 Incentive Plan

Under the 2003 Stock Plan, upon a change in control of the Company, all options issued under the plan would continue to be exercisable by their terms. This benefit does not require any termination of employment. Under the 2010 Stock Plan and the 2013 Incentive Plan, upon a change in control of the Company, (1) all awards that are subject to performance goals become fully exercisable, without restriction, as though the performance goals were met at the level that provides for a target payout and (2) all other awards that are not replaced with equivalent equity awards become fully exercisable without restriction. Awards that are earned but not paid become immediately payable in cash. These benefits do not require any termination of employment.

For purposes of the above plans, a “change in control” generally has the same meaning as applicable for the ESAs. See Employment Security Agreements, above.

SERP/2008 Deferred Compensation Plan

See the discussion under “2013 Pension Benefits – SERP” and “2013 Nonqualified Deferred Compensation—2008 Plan” for the vesting of a named executive officer’s benefits under the SERP and 2008 Plan upon a change in control of the Company. For purposes of the SERP and 2008 Plan, a “change in control” has the same meaning as applicable under the 2003 Stock Plan. For purposes of the 2003 Stock Plan, a “change in control” generally has the same meaning as applicable for the ESAs.

Additional Benefits for Termination or Change in Control Scenarios

The tables set forth below quantify the additional compensation and benefit amounts that would be payable to each named executive officer under the change in control and/or termination of employment scenarios described above if such events occurred as of December 31, 2013.

Termination of Employment Following a Change in Control

The amounts set forth in this table would be payable to or for each named executive officer, assuming a change in control of the Company and termination of employment of the named executive officer on December 31, 2013.

Name	Michael B. Polk	Douglas L. Martin	Mark S. Tarchetti	William A. Burke	John K. Stipancich
Two/Three Times Base Salary	$3,600,000	$1,080,000	$1,232,000	$1,320,000	$1,070,000
Two/Three Times Target Bonus	4,860,000	918,000	1,047,200	1,122,000	802,500
Prorata Bonus	1,620,000	459,000	523,600	561,000	401,250
Accrued Unvested Retirement Benefits—SERP(1)	—	—	—	1,516,740	—
Accrued Unvested Retirement Benefits—SERP Cash Account(2)	1,054,509	—	21,520	450,560	408,820
Accrued Unvested Retirement Benefits—401(k) Plan	22,579	—	5,100	—	—
Value of Unvested Stock Options(3)	3,898,551	86,411	—	463,741	285,190
Value of Unvested Restricted Stock Units(4)	19,770,845	2,546,259	7,703,727	5,839,699	3,696,231
Welfare Benefits for Severance Period(5)	14,162	14,162	14,162	14,162	14,162
Outplacement Services (6 mos.)	7,500	7,500	7,500	7,500	7,500
Reduction (§280G)(6)	—	—	—	—	—

Total	$34,848,146	$5,111,332	$10,554,809	$11,295,402	$6,685,653

(1)	Accrued Unvested Retirement Benefits—SERP. The amount in this row is the present value of the accumulated unvested benefit payable to Mr. Burke under the SERP as of December 31, 2013. The only other named executive officer who participates in the SERP, Mr. Martin, is vested under the SERP. Assumptions used in determining this amount include a 3.50% discount rate and the RP-2000 projected to 2017 Combined Healthy Mortality Table, except using a unisex mortality table and without reduction for mortality risk before age 65, which are the actuarial assumptions to determine present value under the SERP assuming termination of employment on December 31, 2013. See “Retirement Plans—SERP,” above.

(2)	Accrued Unvested Retirement Benefits—SERP Cash Account. Amounts in this row represent the unvested portion of the named executive officer’s SERP Cash Account under the 2008 Plan as of December 31, 2013 (including the SERP Cash Account contribution for 2013 credited in 2014). On December 31, 2013, Mr. Martin was 100% vested, Mr. Burke 60% vested, and Mr. Stipancich 40% vested in their respective SERP Cash Account benefits. Messrs. Polk and Tarchetti were not vested in their respective SERP Cash Account benefits as of December 31, 2013.

(3)	Value of Unvested Stock Options. Amounts in this row represent the value of stock options that would vest upon a change in control and termination of employment on December 31, 2013. The value of the stock options is based on the difference between the exercise price and the closing market price of the Company’s common stock on December 31, 2013 ($32.41).

(4)	Value of Unvested Restricted Stock Units. Amounts in this row represent the value of the RSUs that would vest upon a change in control and termination of employment on December 31, 2013, with performance-based RSUs payable at target. The value of the RSUs is based on the closing market price of the Company’s common stock on December 31, 2013 ($32.41).

(5)	Welfare Benefits for Severance Period. Amounts in this row consist of projected premiums for life, medical, dental, vision, accidental death and disability and disability policies, reduced by the amount of projected employee premiums and employee paid administrative charges, during the 24 month severance period for each named executive officer.

(6)	Payment Reduction (§280G). Amounts in this row reflect the value, if any, of the reduction in payments to avoid any excise tax liability arising under Sections 4999 and 280G of the Internal Revenue Code, which applies to the named executive officers under their respective ESAs. However, a reduction in payments would not occur for 2013 under their ESAs because the payment of an excise tax of $4,748,223, $652,360, $1,278,043 and $724,479 by Messrs. Polk, Martin, Burke, and Stipancich, respectively, would produce a greater overall net after-tax benefit to them.

Death, Disability or Termination of Employment, Without a Change in Control

The amounts set forth in this table would be payable to or for each named executive officer, assuming no change in control of the Company and that the named executive officer terminated employment on December 31, 2013, including on account of death, disability or retirement.

Name	Michael B. Polk	Douglas L. Martin	Mark S. Tarchetti	William A. Burke	John K. Stipancich
Continued Salary(1)	$2,400,000	$810,000	$924,000	$990,000	$802,500
Target Bonus(2)	1,620,000	—	—	—	—
Continued Health Payment/ Coverage(3)	14,162	10,621	10,621	10,621	10,621
Value of Unvested Stock Options(4)	3,898,551	86,411	—	463,741	285,190
Value of Unvested Restricted Stock Units(5)	19,770,845	2,546,259	7,703,727	5,839,699	3,696,231
SERP Benefits(6)	—	2,876,555	—	2,683,198	—
SERP Cash Account Benefits(7)	1,054,509	425,228	21,520	845,475	567,616

(1)	Continued Salary. Under Mr. Polk’s Compensation Agreement, he would receive 24 months of salary continuation upon his involuntary termination of employment except for good cause or voluntary termination for good reason. For all other named executive officers, amounts in this row are payable pursuant to the Company’s severance plans, assuming 18 months of severance, which is consistent with the Company’s actual practice in granting severance to executives with levels of service similar to those of the named executive officers.

(2)	Target Bonus. Under Mr. Polk’s Compensation Arrangement, he would be eligible for a pro-rated annual cash bonus for the year of his involuntary termination of employment except for good cause or voluntary termination for good reason (which is estimated in the table using a 100% achievement percentage). For all other named executive officers, no executive would be entitled to a bonus for the year of their termination of employment.

(3)	Continued Health Payment/Coverage. Under Mr. Polk’s Compensation Arrangement, upon his involuntary termination of employment except for good cause or voluntary termination for good reason, he would receive a lump sum cash payment for COBRA continuation of medical and dental benefits for 24 months equal to the difference between the COBRA premium and coverage rates for active employees. For all other named executive officers, amounts in this row reflect continued health benefits pursuant to the Company’s severance plans and consist of projected premiums for medical, dental and vision benefits during an 18 month severance period, reduced by the projected employee premiums and employee paid administrative charges.

(4)

Value of Unvested Stock Options.    Under Mr. Polk’s Compensation Arrangement, upon his involuntary termination of employment except for good cause or voluntary termination for good reason, or upon his death or disability, he would become fully vested in his transition stock options, with a one year exercise window. For all other named executive officers, amounts in this row represent the value of stock options that would vest upon death or disability on December 31, 2013. The value of the stock options is based on the difference between the exercise price and the closing market price of the Company’s common stock on December 31, 2013 ($32.41).

(5)	Value of Unvested Restricted Stock Units. Amounts in this row represent the value of the RSUs that would vest upon death or disability on December 31, 2013 pursuant to the terms of the grant award, with performance-based RSUs payable at target. The value of the RSUs is based on the closing market price of the Company’s common stock on December 31, 2013 ($32.41).

(6)	SERP Benefits. Messrs. Martin and Burke are the only named executive officers who participate in the SERP. With respect to Mr. Burke, the amount represents the death benefit payable under the SERP on account of his death on December 31, 2013. With respect to Mr. Martin, the termination benefit is greater than the death benefit because he has already reached the full 25 year accrual under the benefit formula. Therefore, the amount shown for Mr. Martin is the termination benefit. See Footnote (1) of the immediately preceding table for the assumptions used to determine this amount.

(7)	SERP Cash Account Benefits. Under Mr. Polk’s Compensation Arrangement, upon his involuntary termination of employment except for good cause or voluntary termination for good reason, or upon his death or disability, he would become fully vested in his SERP Cash Account balance as shown in the table as of December 31, 2013. For all other named executive officers, amounts in this row represent the death or disability benefit payable under the SERP Cash Account on account of death or disability on December 31, 2013. Please refer to Footnote (2) of the immediately preceding table for additional information regarding amounts in this row.

Change in Control—No Termination of Employment

The amounts set forth in the following table would be payable to or for each named executive officer, assuming a change in control of the Company on December 31, 2013.

Name	Michael B. Polk	Douglas L. Martin	Mark S. Tarchetti	William A. Burke	John K. Stipancich
Value of Unvested Stock Options(1)	$3,898,551	$86,411	—	$463,741	$285,190
Value of Unvested Restricted Stock Units(2)	19,770,845	2,546,259	7,703,727	5,839,699	3,696,231
Accrued Unvested Retirement Benefits—SERP(3)	—	—	—	1,516,740	—
Accrued Unvested Retirement Benefits—SERP Cash Account(4)	1,054,509	—	21,520	450,560	408,820

(1)	Value of Unvested Stock Options. Amounts in this row represent the value of stock options that would vest upon a change in control on December 31, 2013. The value of the stock options is based on the difference between the exercise price and the closing market price of the Company’s common stock on December 31, 2013 ($32.41).

(2)	Value of Unvested Restricted Stock Units. Amounts in this row represent the value of RSUs that would vest upon a change in control on December 31, 2013, with performance-based RSUs payable at target. The value of the RSUs is based on the closing market price of the Company’s common stock on December 31, 2013 ($32.41).

(3)	Accrued Unvested Retirement Benefits—SERP. Please refer to Footnote (1) of the Termination of Employment Following a Change in Control table for a description of the amounts in this row.

(4)	Accrued Unvested Retirement Benefits—SERP Cash Account. Please refer to Footnote (2) of the Termination of Employment Following a Change in Control table for additional information regarding the amounts in this row.

2013 Director Compensation

This table discloses all compensation provided to each non-employee director of the Company in 2013.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Thomas E. Clarke	$115,000	$124,995	$239,995
Kevin C. Conroy	100,000	124,995	224,995
Scott S. Cowen	110,000	124,995	234,995
Michael T. Cowhig	300,000	124,995	424,995
Elizabeth Cuthbert-Millett	100,000	124,995	224,995
Domenico De Sole	100,000	124,995	224,995
Jose Ignacio Perez-Lizaur	100,000	124,995	224,995
Cynthia A. Montgomery	100,000	124,995	224,995
Steven J. Strobel	110,000	124,995	234,995
Michael A. Todman	100,000	124,995	224,995
Raymond G. Viault	110,000	124,995	234,995

(1)	Includes all meeting and retainer fees paid or deferred pursuant to the Company’s 2008 Plan.

(2)	Stock Awards. The amount in this column reflects the grant date fair value of the award of 4,626 RSUs to each director on May 8, 2013 computed in accordance with ASC 718. The RSUs vest on the first anniversary of the date of grant. The number of RSUs granted to each non-employee director was determined by dividing $125,000 by the fair market value of a share of common stock on the date of grant, $27.02. In addition to the RSUs shown in the table, the following directors have the following number of options outstanding as of December 31, 2013: Dr. Clarke, 19,066; Dr. Cowen, 15,066; Mr. Cowhig, 25,066; Ms. Cuthbert-Millett, 19,066; Mr. De Sole, 10,000; Dr. Montgomery, 19,066; Mr. Strobel, 21,066; Mr. Todman, 15,353; and Mr. Viault, 19,066.

Non-employee directors of the Company are paid an annual cash retainer of $100,000 (the Chairman, Mr. Cowhig, is paid an annual retainer of $300,000). Additional annual cash retainers are paid to Committee Chairpersons as follows: Audit Committee, $20,000; Nominating/Governance Committee, $10,000; and Organizational Development & Compensation Committee, $15,000. Each director is eligible to participate in the Company’s 2008 Plan and is permitted to defer up to 100% of director fees under the terms of that plan. Non-employee directors also receive an annual RSU award valued at $125,000, with the number of RSUs determined by the fair market value of a share of the Company’s common stock on the date of grant. The RSU award is typically made in May of each year and vests on the first anniversary of the date of grant. The 2013 Incentive Plan provides for discretionary grants to non-employee directors of stock options, stock awards and stock units.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 31, 2013, relating to equity compensation plans of the Company under which the Company’s common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)(3)
Equity compensation plans approved by security holders	10,144,858	$21.86	55,787,269
Equity compensation plans not approved by security holders	N/A	N/A	N/A
TOTAL:	10,144,858	$21.86	55,787,269

(1)	The number shown in column (a) is the number of shares that, as of December 31, 2013, may be issued upon exercise of outstanding options (5,931,553 options outstanding as of December 31, 2013) and vesting of RSUs (4,213,305 RSUs outstanding as of December 31, 2013) under the stockholder-approved 2013 Incentive Plan, the 2010 Stock Plan and the 2003 Stock Plan. The 4,213,305 RSUs are comprised of 2,165,979 time-based RSUs and 2,047,326 performance-based RSUs. Substantially all of the performance-based RSUs, depending on the level of achievement of a total shareholder return performance goal, may be adjusted up to a maximum of 200%, or down to a minimum of 0% of the number of performance-based RSUs granted. This table assumes that the performance-based RSUs pay out at target, or 100%.

(2)	The price shown in column (b) is the weighted-average exercise price of outstanding stock options (excludes RSUs, which vest at no cost to participants).

(3)	The amount shown in column (c) is the number of shares that, as of December 31, 2013, may be issued upon exercise of options and other equity awards that may be granted in the future under the 2013 Incentive Plan. For purposes of this table, the number of performance-based RSUs reflects the maximum potential adjustment of 200%, or 6,668,179 performance-based RSUs. In the event the performance-based RSUs granted under the 2013 Incentive Plan pay out at target, or 100%, the number of securities available for future issuance under the 2013 Incentive Plan would be approximately 59.1 million. Every share issued pursuant to an RSU award under the 2013 Incentive Plan decreases availability under such plan by 3.5 shares.

CERTAIN BENEFICIAL OWNERS

As of March 18, 2014, the only persons or groups that are known to the Company to be the beneficial owners of more than five percent of the outstanding common stock are:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	27,205,058	9.5%(1)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	18,907,378	6.6%(2)

Capital Group International, Inc. 11100 Santa Monica Blvd. Los Angeles, CA 90025	18,132,813	6.3%(3)

(1)	As reported in a statement on Schedule 13G/A filed with the SEC on February 4, 2014 by BlackRock, Inc. According to the filing, BlackRock, Inc. has sole voting power over 22,090,685 of such shares, shared voting power of 28,968 of such shares, sole dispositive power over 27,176,090 of such shares and shared dispositive power of 28,968 of such shares.

(2)	As reported in a statement on Schedule 13G/A filed with the SEC on February 12, 2014 by The Vanguard Group, Inc. According to the filing, The Vanguard Group, Inc. has sole voting power over 466,190 of such shares, sole dispositive power over 18,469,730 of such shares and shared dispositive power over 437,648 of such shares.

(3)	As reported in a statement on Schedule 13G filed with the SEC on February 13, 2014 by Capital Group International, Inc. According to the filing, Capital Group International, Inc. has sole voting power over 16,899,084 of such shares and sole dispositive power over 18,132,813 of such shares. Capital Group International, Inc. is the parent holding company of a group of investment management companies.

The following table sets forth information as to the beneficial ownership of shares of common stock of each director, including each nominee for director, and each named executive officer and all directors and executive officers of the Company, as a group. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of common stock set forth.

	Common Stock Beneficially Owned on March 1, 2014
Name of Beneficial Owner	Number of Shares		Percent of Class Outstanding
Thomas E. Clarke	56,631	(1)	*
Kevin C. Conroy	11,384		*
Scott S. Cowen	72,687	(1)(2)	*
Michael T. Cowhig	63,631	(1)	*
Elizabeth Cuthbert-Millett	227,558	(1)(3)	*
Domenico De Sole	41,472	(1)	*
Jose Ignacio Perez-Lizaur	0		*
Cynthia A. Montgomery	58,731	(1)	*
Michael B. Polk	529,082	(4)	*
Steven J. Strobel	56,631	(1)	*
Michael A. Todman	48,578	(1)	*
Raymond G. Viault	62,451	(1)	*
Douglas L. Martin	33,346	(1)(5)	*
Mark S. Tarchetti	74,403	(1)	*
William A. Burke	177,575	(1)	*
John K. Stipancich	17,129	(1)	*
All directors and executive officers as a group	1,531,289	(1)	*

*	Represents less than 1% of the Company’s outstanding common stock.

(1)	Includes shares issuable pursuant to stock options and RSUs currently exercisable or exercisable or vesting within 60 days of March 1, 2014 as follows: Dr. Clarke, 15,066 shares; Dr. Cowen, 15,066 shares; Mr. Cowhig, 25,066 shares; Ms. Cuthbert-Millett, 5,353 shares; Mr. De Sole, 10,000 shares; Dr. Montgomery, 19,066 shares; Mr. Strobel, 21,066 shares; Mr. Todman, 15,353 shares; Mr. Viault, 19,066 shares; Mr. Martin, 12,000 shares; Mr. Burke, 56,429 shares; Mr. Stipancich, 11,000 shares; and all directors and executive officers as a group, 224,531 shares.

(2)	Includes 1,220 shares owned by Dr. Cowen’s wife.

(3)	Includes 55,826 shares owned by Ms. Cuthbert-Millett as custodian for her two children.

(4)	Includes 250,144 shares owned in trust by Mr. Polk.

(5)	Includes 2,428 shares owned by Mr. Martin in a 401(k) account.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed annually by the Board of Directors and currently consists of five members, all of whom are “independent directors” for purposes of the Audit Committee under the applicable U.S. Securities and Exchange Commission (“SEC”) regulations, the applicable NYSE rules and the Company’s Corporate Governance Guidelines. Further, the Board of Directors has affirmatively determined that each of Mr. Strobel and Mr. Todman is qualified as an “audit committee financial expert” within the meaning of the applicable SEC regulations. The Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2013, the Committee met nine times.

The Audit Committee acts under a written charter which was most recently approved by the Board of Directors on August 7, 2013. A copy of the Committee’s current charter is available under the “Corporate Governance” link on the Company’s website at www.newellrubbermaid.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, for establishing and maintaining internal control over financial reporting and for assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each fiscal year. The Company’s independent registered public accounting firm is responsible for planning and carrying out a proper audit of the Company’s annual financial statements and the Company’s internal control over financial reporting, expressing opinions as to the conformity of the financial statements with generally accepted accounting principles and the effectiveness of internal controls over financial reporting, based on its audits.

The Committee discussed with the Company’s internal auditors and its independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and representatives of the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management. The Committee also reviewed and discussed with representatives of the Company’s independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in its financial statements, and the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Committee has received from the independent registered public accounting firm the written disclosures regarding their independence required by PCAOB Rule No. 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with representatives of the Company’s independent registered public accounting firm the firm’s independence from management and the Company. Finally, the Committee has received written confirmations with respect to non-audit services performed by the independent registered public accounting firm and has considered whether such non-audit services are compatible with maintaining the firm’s independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 to be filed with the SEC.

The Committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal control over financial reporting as of December 31, 2013. Based on the above-mentioned review and discussions with management and the Company’s independent registered public accounting firm, the Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 and the report of our independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 to be filed with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

Steven J. Strobel, Chair

Kevin C. Conroy

Cynthia A. Montgomery

Jose Ignacio Perez-Lizaur

Michael A. Todman

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year 2014. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to answer appropriate questions and, if they so desire, to make a statement. If the stockholders should fail to ratify the appointment of the independent registered public accounting firm, the Audit Committee would reconsider the appointment.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2014.

Fees of Independent Registered Public Accounting Firm for 2013 and 2012

Description of Fees	Amount of Fees Billed by Ernst & Young LLP in Fiscal Year 2013 (In millions)	Amount of Fees Billed by Ernst & Young LLP in Fiscal Year 2012 (In millions)
Audit Fees(1)	$7.0	$8.4
Audit-Related Fees(2)	0.8	0.5
Tax Fees(3)	—	0.1
All Other Fees	—	—

(1)	Includes fees for professional services rendered for the audits of the Company’s annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory audits required internationally and for other services that only the Company’s independent registered public accounting firm can reasonably provide.

(2)	Includes fees for professional services rendered related primarily to audits of employee benefit plans, due diligence procedures and examinations of internal controls in accordance with Statement on Standards for Attestation Engagements No. 16, Reporting on Controls at a Service Organization.

(3)	Includes fees for domestic tax advice and planning.

Pre-Approval Policies and Procedures of the Audit Committee

The Audit Committee has adopted a Policy for Pre-Approval of Audit and Non-Audit Services Provided by an External Audit Firm (the “Policy”). The Policy sets forth the procedures and conditions for pre-approving audit and permitted non-audit services to be performed by the independent registered public accounting firm responsible for auditing the Company’s consolidated financial statements or any separate financial statements that will be filed with the SEC.

This Policy provides that the Audit Committee may either pre-approve proposed audit and non-audit services provided by the Company’s independent registered public accounting firm based upon a description of the specific services to be provided, or on a case-by-case basis, for specific categories of services. Non-audit services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm, including, among other things, certain consultations concerning financial accounting and reporting standards, closing balance sheet audits pertaining to Company dispositions and assurance services in connection with securities offerings. Tax services are tax compliance, tax planning and related services, excluding any tax service prohibited by regulatory or other oversight authorities. In determining whether to pre-approve a service, the Policy requires the Audit

Committee to consider whether the particular service is sufficiently described so that the Audit Committee can make a well-reasoned assessment of the impact of the service on the firm’s independence and so that the pre-approval does not result in a delegation to management of the Audit Committee’s responsibility. Additionally, the Audit Committee must consider whether the provision of each service (a) places the independent registered public accounting firm in the position of auditing its own work, (b) results in the independent registered public accounting firm acting as management or an employee of the Company or (c) places the independent registered public accounting firm in a position of being an advocate for the Company. Pursuant to the Policy, the Company may not under any circumstances engage the independent registered public accounting firm to provide any service that is prohibited by applicable law.

For the fiscal year ended December 31, 2013, no Audit-Related Fees, Tax Fees or Other Fees disclosed above were approved in reliance on the exceptions to pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(C).

The Audit Committee of the Company’s Board of Directors has considered whether the provision of non-audit services by Ernst & Young LLP for the fiscal year ended December 31, 2013 is compatible with maintaining such firm’s independence.

PROPOSAL 3—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers. The current frequency of the advisory vote on executive compensation is annual, with the vote for the current year being taken pursuant to this Proposal 3. The next such vote will occur at the Company’s 2015 annual meeting of stockholders.

The Board of Directors encourages stockholders to carefully review the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis, for a thorough discussion of the Company’s compensation program for named executive officers. The Company’s executive compensation objectives are to: motivate its executives to meet or exceed the Company’s performance goals; reward individual performance and contributions; link the financial interests of executives and stockholders; and attract and retain the best possible executive talent. The Company has pursued these objectives by:

•	Having a significant portion of each executive officer’s total compensation directly tied to achieving the Company’s performance goals;

•	Using time-based and performance-based RSUs to provide long-term incentive compensation and to link the financial interests of its executives with those of its stockholders;

•	Caps on compensation payments, even in the case of extraordinary performance;

•

Using compensation information compiled from a custom comparator group, published compensation surveys and the advice and input of an independent compensation consultant to set compensation at competitive levels;

•	A clawback policy that allows for the recoupment of incentives in certain circumstances;

•	Stock ownership guidelines for named executive officers; and

•	Prohibiting the hedging or pledging of shares of our common stock by our named executive officers.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Organizational Development & Compensation Committee, although the Board of Directors and the

Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program.

The Board of Directors unanimously recommends that you vote FOR the advisory resolution to approve executive compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

Based solely upon a review of reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the officers and directors that no other reports were required, the Company believes that all of such reports were filed on a timely basis.

OTHER BUSINESS

The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the notice of annual meeting. However, if any other matters properly come before the annual meeting or any adjournment or postponement of the annual meeting, each person named in the accompanying proxy intends to vote the proxy in accordance with his judgment on such matters.

By Order of the Board of Directors,

John K. Stipancich
Executive Vice President—General Counsel & Corporate Secretary & EMEA Executive Leader

April 3, 2014

APPENDIX A

Non-GAAP Reconciliation

The Compensation Discussion and Analysis contains non-GAAP financial measures within the meaning of Item 10(e) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that Company management uses to evaluate the Company’s past performance and prospects for future performance and (b) determine certain elements of management’s incentive compensation.

The Company’s management believes that core sales is useful to investors because it demonstrates the effect of foreign currency on reported sales. Core sales is determined by applying a fixed exchange rate, calculated as the 12-month average in the prior year, to the current and prior year local currency sales amounts, with the difference equal to changes in core sales, and the difference between the changes in reported sales and the changes in core sales being attributable to currency. The Company’s management believes that normalized earnings per share, which excludes restructuring and restructuring-related charges and one-time events such as losses related to the extinguishments of debt, tax benefits and charges, discontinued operations and certain other items, is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. The Company uses both core sales and normalized earnings per share as two of the three performance criteria in its management cash bonus plan.

The Company determined the tax effect of the items excluded from normalized earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected.

While the Company believes that these non-GAAP financial measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

A reconciliation of 2013 and 2012 diluted earnings per share to normalized earnings per share is as follows:

	2013	2012
Diluted earnings per share (as reported)	$1.63	$1.37
Restructuring and restructuring-related costs	0.40	0.23
Currency devaluation—Venezuela	0.02	—
Income tax items	(0.03)	0.08
Loss on extinguishments on debt	—	0.02
Income from discontinued operations	(0.19)	(0.03)

Normalized EPS	$1.83	$1.67

A reconciliation of 2013 sales to core sales is as follows (dollars in millions):

As Reported			Core Sales				Year-Over-Year Increase (Decrease)
2013	2012	Change	2013	2012	Change	Currency Impact	Excluding Currency	Including Currency	Currency Impact
$5,692.5	$5,579.9	$112.6	$5,763.0	$5,584.0	$179.0	$(66.4)	3.21%	2.02%	(1.19)%

A-1

NEWELL RUBBERMAID INC.

3 GLENLAKE PARKWAY

ATLANTA, GA 30328

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M69181-P45962	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

    NEWELL RUBBERMAID INC.

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors
	Nominees:	For	Against	Abstain

	1a. Kevin C. Conroy	☐	☐	☐

	1b. Scott S. Cowen	☐	☐	☐

	1c. Michael T. Cowhig	☐	☐	☐

	1d. Cynthia A. Montgomery	☐	☐	☐

	1e. Jose Ignacio Perez-Lizaur	☐	☐	☐

	1f. Michael B. Polk	☐	☐	☐

	1g. Michael A. Todman	☐	☐	☐

	1h. Raymond G. Viault	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	For	Against	Abstain

2. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2014.	☐	☐	☐

3. Advisory resolution to approve executive compensation.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M69182-P45962

Proxy Solicited by the Board of Directors

For Annual Meeting of Stockholders to be held May 13, 2014

The undersigned hereby appoints Michael R. Peterson and John K. Stipancich, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of NEWELL RUBBERMAID INC. to be held May 13, 2014, and at any adjournments or postponements thereof, on the election of directors and each of the other proposals listed on the reverse side.

This proxy revokes all previous proxies. The proxies named above are authorized to vote in their discretion with respect to any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. It is important that the shares are represented at this meeting, whether or not you plan to attend the meeting in person. To make sure that the shares are represented, we encourage you to sign, date and return this card, or vote the shares by using either of the electronic means described on the reverse side.

When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR the election of all director candidates nominated by the Board of Directors, FOR proposal (2) on the reverse side and FOR proposal (3) on the reverse side and, in the discretion of the persons named as proxies, with respect to any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side